Companies (Jersey) Law 1991
Memorandum of Association of Gambling.com Group Limited

Exhibit 1.2

1.
The name of the company is Gambling.com Group Limited.
2.
The company is a public company.
3.
The company is a no par value company.
4.
The company is authorised to issue an unlimited number of shares with no par value of one class, designated as ordinary shares.
5.
The liability of a member of the company is limited to the amount unpaid (if any) on such member's share or shares.

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

GAMBLING.COM GROUP LIMITED

NO. 135800

(Adopted on July 27, 2021)

CONTENTS

PRELIMINARY		1
1.	Interpretation	1
2.	Amendments to the Articles of Association	9
SHARE CAPITAL		9
3.	Authorised share capital	9
4.	Register of holders	9
5.	Rights attached to shares	10
6.	Unissued shares	11
7.	Power to pay commission and brokerage, and to issue shares at less than nominal value	11
8.	Power to increase, consolidate, sub-divide and cancel shares	11
9.	Power to issue redeemable shares	12
10.	Power to purchase own shares	12
11.	Power to reduce capital	12
12.	Trusts not recognised	12
UNCERTIFICATED SHARES - GENERAL POWERS		12
13.	Uncertificated shares - general powers	12
VARIATION OF RIGHTS		14
14.	Variation of rights	14
TRANSFERS OF SHARES		14
15.	Right to transfer shares	14
16.	Transfers of uncertificated shares	15
17.	Transfers of certificated shares	15
18.	Other provisions relating to transfers	15
19.	Notice of refusal	16
TRANSMISSION OF SHARES		16
20.	Transmission on death	16
21.	Election of person entitled by transmission	16
22.	Rights of person entitled by transmission	16
DISCLOSURE OF INTERESTS IN SHARES		17
23.	Disclosure of interests in shares	17
24.	Member Rights Plan	19

GENERAL MEETINGS		20
25.	Annual general meetings	20
26.	Convening of general meetings other than annual general meetings	20
27.	Members’ power to require circulation of resolutions for annual general meetings	20
28.	Members’ power to nominate board members	23
29.	Separate general meetings; actions by written consent	26
NOTICE OF GENERAL MEETINGS		26
30.	Length and form of notice	26
31.	Omission or non-receipt of notice	26
PROCEEDINGS AT GENERAL MEETINGS		27
32.	Quorum	27
33.	Security	27
34.	Chairman	27
35.	Right to attend and speak	27
36.	Resolutions and amendments	28
37.	Adjournment	28
38.	Meeting at more than one place	29
39.	Method of voting and demand for poll	29
40.	How poll is to be taken	30
41.	Chairman’s casting vote	31
VOTES OF MEMBERS		32
42.	Voting rights	32
43.	Representation of bodies corporate	32
44.	Voting rights of joint holders	33
45.	Voting rights of members incapable of managing their affairs	33
46.	Voting rights suspended where sums overdue	33
47.	Objections to admissibility of votes	33

PROXIES		33
48.	Proxies	33
49.	Appointment of proxy	33
50.	Receipt of proxy	34
51.	Notice of revocation of authority	35
DIRECTORS		35
52.	Number of directors; board classification	35
53.	Directors need not be members	36
ELECTION, APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS		36
54.	Election of directors by the Company	36
55.	Separate resolutions for election of each director	36
56.	The board’s power to appoint directors	36
57.	Retirement of directors	36
58.	Removal of directors	37
59.	Vacation of office of director	37
60.	Executive directors	38
ALTERNATE DIRECTORS		38
61.	No power to appoint alternate directors	38
REMUNERATION, EXPENSES, PENSIONS AND OTHER BENEFITS		38
62.	Directors’ fees	38
63.	Special remuneration	38
64.	Expenses	39
65.	Pensions and other benefits	39
66.	Payment for loss of office	39

POWERS OF THE BOARD		40
67.	General powers of the board to manage the Company’s business	40
68.	Power to act notwithstanding vacancy	40
69.	Provisions for employees	40
70.	Power to borrow money	41
DELEGATION OF BOARD’S POWERS		41
71.	Delegation to individual directors	41
72.	Committees	41
73.	Powers of attorney	41
DIRECTORS’ INTERESTS		41
74.	Directors’ interests other than in relation to transactions or arrangements with the Company	41
75.	Declaration of interests other than in relation to transactions or arrangements with the Company	42
76.	Declaration of interest in a proposed transaction or arrangement with the Company	42
77.	Declaration of interest in an existing transaction or arrangement with the Company	42
78.	Provisions applicable to declarations of interest	42
79.	Directors’ interests and voting	43
PROCEEDINGS OF THE BOARD		45
80.	Board meetings	45
81.	Notice of board meetings	45
82.	Quorum	46
83.	Chairman or deputy chairman to preside	46
84.	Competence of board meetings	46
85.	Voting	46
86.	Telephone/electronic board meeting	46
87.	Resolutions without meetings	47
88.	Validity of acts of directors in spite of formal defect	47
89.	Minutes	47
SECRETARY		47
90.	Secretary	47
SHARE CERTIFICATES		47
91.	Issue of certificates	47
92.	Charges for and replacement of certificates	48
LIEN ON SHARES		48
93.	Lien on partly paid shares	48
94.	Enforcement of lien	48

CALLS ON SHARES		49
95.	Calls	49
96.	Interest on calls	49
97.	Sums treated as calls	49
98.	Power to differentiate	49
99.	Payment of calls in advance	49
FORFEITURE OF SHARES		50
100.	Notice of unpaid calls	50
101.	Forfeiture on non-compliance with notice	50
102.	Power to annul forfeiture or surrender	50
103.	Disposal of forfeited or surrendered shares	50
104.	Arrears to be paid notwithstanding forfeiture or surrender	51
SEAL		51
105.	Seal	51
DIVIDENDS AND DISTRIBUTIONS		51
106.	Distributions	51

107.	Declaration of dividends by the Company	51
108.	Fixed and interim dividends	52
109.	Calculation and currency of distributions	52
110.	Method of payment	52
111.	Distributions not to bear interest	53
112.	Calls or debts or amounts required by law may be deducted from distributions	53
113.	Unclaimed distributions etc	53
114.	Uncashed distributions	53
115.	Distributions in specie	53
CAPITALISATION OF RESERVES		54
116.	Authority to capitalise	54
117.	Application of capitalised sums	54
118.	Capitalisation of reserves - employee share schemes	55
119.	Capitalisation of reserves - shares allotted for less than nominal value	55
RECORD DATES		56
120.	Fixing of record dates	56
ACCOUNTS		56
121.	Accounting records	56
COMMUNICATIONS		56
122.	Communications to the Company	56
123.	Communications by the Company	56
124.	Communication by advertisement	58
125.	When communication is deemed received	58
126.	Record date for communications	59
127.	Communication to person entitled by transmission	59
UNTRACED MEMBERS		60
128.	Sale of shares of untraced members	60
129.	Application of proceeds of sale	60
DESTRUCTION OF DOCUMENTS		61
130.	Destruction of documents	61
WINDING UP		61
131.	Winding up	61
132.	Powers to distribute in specie	62
INDEMNITY AND INSURANCE, ETC		62
133.	Directors’ indemnity, insurance and defence	62
UNSUITABILITY		62
134.	For purposes of this Article 133, the following definitions apply.	62

Company number: 135800

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

GAMBLING.COM GROUP LIMITED

PRELIMINARY

1.	Interpretation

(a)	In these Articles, unless the contrary intention appears:

(a)	the following definitions apply:

address	...	includes any number or address used for the purposes of sending or receiving documents or information by electronic means;

these Articles	...	means these Articles of association, as from time to time altered;

auditors	...	means the auditors from time to time of the Company or, in the case of joint auditors, any one of them;

bankrupt	...	has the meaning given to it in the Interpretation (Jersey) Law 1954;

board	...	means the board of directors for the time being of the Company;

business day	...	means a day (other than a Saturday or Sunday) when banks are open for business in the City of London, Jersey and the City of New York;

clear days	...	means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Closing		means the closing of the IPO;

the Company	...	means Gambling.com Group Limited;

connected person	...	the following persons are connected with a director of the Company:

(a) members of the director’s family;

(b) a body corporate with which the director is connected (as defined below);

(c) a person acting in his capacity as trustee of a trust:

(A) the beneficiaries of which include the director or a person who by virtue of (i) or (ii) above is connected with him; or

(B) the terms of which confer a power on the trustees that may be exercised for the benefit of the director or any such person,

other than a trust for the purposes of an employee share scheme or a pension scheme;

(d) a person acting in his capacity as partner: (A) of the director, or (B) of a person who, by virtue of paragraph (i), (ii) or (iii) above is connected with the director; and

(e)   a firm that is a legal person under the law by which it is governed and in which: (A) the director is a partner, (B) a partner is a person who, by virtue of paragraph (i), (ii) or (iii) above is connected with the director, or (C) a partner is a firm in which the director is a partner or in which there is a partner who, by virtue of paragraph (i), (ii) or (iii) above, is connected with the director.

For the purposes of paragraph (ii) of this definition of connected person above:

I.   a director is connected with a body corporate if he and the persons connected with him together: (A) are interested in shares comprised in the equity share capital of that body corporate of a nominal value equal to at least 20% of that share capital; or (B) are entitled to exercise or control the exercise of more than 20% of the voting power at any general meeting of that body; and

II. shares in a company held as treasury shares, and any voting rights attached to such shares, are disregarded;

director	...	means a director for the time being of the Company;

disclosure notice	...	means a notice given to any person whom the Company knows or has reasonable cause to believe:

(a) to be interested in the Company’s shares, or

(b) to have been so interested at any time during the three years immediately preceding the date on which the disclosure notice is issued;

distribution	...	has the meaning given in Article 114 of the Law;

dividend	...	means a distribution that is identified as a dividend and made in accordance with the provisions of Articles 106 or 107;

electronic communication	...	has the same meaning as in the Electronic Communications (Jersey) Law 2000;

electronic form	...	means information sent or supplied by electronic means (for example email or fax) or by any other means while in electronic form (for example, sending a list by post);

electronic signature	...	has the meaning given in Article 1(1) of the Electronic Communications (Jersey) Law 2000;

employee share scheme	...

means any employee and/or executive incentive plan or scheme established for the benefit of employees and/or executives and their relations (as determined in accordance with such plans or schemes) of the Company and/or any of its direct or indirect subsidiaries (whether or not such plan or scheme is open to all employees, executives or relations or not) and which is operated either by the Company or any of its direct or indirect subsidiaries or by a third party on their behalf and under the terms of which employees and/or executives and their relations may acquire and/or benefit from shares or any interest therein, whether directly or pursuant to any option over shares granted to them or otherwise;

equity security	...

means a relevant share (other than a share shown in the Memorandum of Association to have been taken by a subscriber to the Memorandum of Association or a bonus share) or a right to subscribe for, or to convert securities into relevant shares in the Company. For the avoidance of doubt any reference to the allotment of equity securities includes the grant of such a right but not the allotment of shares pursuant to such a right;

Exchange Act		means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time;

fully paid	...	means fully paid as to the subscription price for which the relevant share is issued;

hard copy form	...	means information sent or supplied in paper copy or similar form capable of being read;

holder	...	in relation to any share, means the member whose name is entered in the register as the holder of that share;

interest	...	means an interest of any kind whatsoever in relation to shares, including but not limited to:

(c) an interest which arises as a result of entry into a contract for the purchase of the shares in question (whether for cash or other consideration);

(d)   the interest a person has in shares of which he is not the registered holder, but for which he is entitled to exercise any right conferred by the holding of the shares or is entitled to control the exercise of any such right; and

(e)   the interest a person has in shares if, otherwise than by virtue of having an interest under a trust: (A) he has a right to call for delivery of the shares to himself or to his order; or (B) he has a right to acquire an interest in shares or is under an obligation to take an interest in shares, whether in any case the right or obligation is conditional or absolute.

For the purposes of this definition of interest, persons having a joint interest are treated as each having that interest and a person is deemed to be entitled to exercise or control the exercise of any right conferred by the holding of shares if he:

I. has a right (whether subject to conditions or not) the exercise of which would make him so entitled; or

II. is under an obligation (whether so subject or not) the fulfilment of which would make him so entitled;

IPO		means the underwritten initial public offering by the Company of certain of its ordinary shares;

Jersey	...	means the Island of Jersey;

Law	...	means the Companies (Jersey) Law 1991;

Listing Rules	...	means the listing rules of the Stock Exchange.

Memorandum of Association	...	means the document of the same name of the Company, as from time to time altered;

Office	...	means the registered office for the time being of the Company;

officer	...	includes, in relation to a body corporate, a director, manager or secretary;

Operator	...	has the meaning given to “authorised operator” in the Uncertificated Securities Order;

ordinary resolution	...	means a resolution of the Company in general meeting passed by a simple majority of the votes cast at that meeting;

paid up	...	means paid up or credited as paid up;

person entitled by transmission	...

means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

principal register	...	means the register maintained in Jersey;

a proxy notification address	...

means the address or addresses, including any electronic address, specified in a notice of a meeting or in any other information issued by the Company in relation to a meeting (or, as the case may be, an adjourned meeting or a poll) for the receipt of proxy notices relating to that meeting (or adjourned meeting or poll) or, if no such address is specified, the Office;

qualifying person	...	means:

(a) an individual who is a member of the Company;

(b) a person authorised to act as the representative of a body corporate in relation to the meeting; or

(c) a person appointed as proxy of a member in relation to the meeting;

register	...	means the register of members of the Company (and, unless the context requires otherwise, includes any overseas branch register) to be kept and maintained in accordance with Articles and the Statutes;

relevant securities	...

means shares in the Company other than subscriber shares, or shares allotted pursuant to an employee share scheme, and any right to subscribe for or to convert any security into, shares in the Company. For the avoidance of doubt any reference to the allotment of relevant securities includes the grant of such a right but not the allotment of shares pursuant to such a right;

relevant share	...	means a share in the Company other than:

(a) a share which, as respects dividends and capital, carries a right to participate only up to a specified amount in a distribution; and

(b)   a share which is held by a person who acquired it in pursuance of an employee share scheme or, in the case of shares which have not been allotted, are to be allotted in pursuance of such a scheme or, in the case of shares held by the Company as treasury shares, are to be transferred in pursuance of such scheme;

relevant situation	...

means a situation which arises in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest);

relevant system	...

means any computer-based system and its related facilities and procedures that is provided by an Operator and by means of which title to units of a security can be evidenced and transferred, in accordance with the Uncertificated Securities Order, without a written instrument;

rights issue	...

means an offer or issue to or in favour of holders of ordinary shares in proportion (as nearly as may be practicable) to their existing holdings and holders of other equity securities if this is required by the rights of those securities or, if the directors consider it necessary, as permitted by the rights of those securities, but the board may make such exclusions or other arrangements as the board considers expedient in relation to treasury shares, fractional entitlements, record dates or legal or practical problems under the laws in any territory or the requirements of any relevant regulatory body or stock exchange or any other matter;

seal	...	means any common seal of the Company or any official seal or securities seal which the Company may have or be permitted to have under the Statutes;

secretary	...

means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary of the Company;

special resolution	...	means a special resolution defined in Article 90 of the Law;

Statutes	...

means the Law and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Law including, for the avoidance of doubt, the Electronic Communications (Jersey) Law 2000 and the Uncertificated Securities Order;

Stock Exchange		means The Nasdaq Stock Market LLC or such other body corporate that is declared by the board to be the Company’s primary stock exchange for the purposes of this definition;

total majority special resolution	...

means a resolution that has been passed as a special resolution at a general meeting of the Company by the holders of two thirds of the total voting rights represented by the then total issued shares in the capital of the Company;

Transfer Office	...

means:

(a)   in relation to the principal register, the location in Jersey where the principal register is kept and maintained; and

(b)   where the Company keeps an overseas branch register in respect of any country, territory or place outside of Jersey, the location in that country, territory or place where that overseas branch register is kept and maintained;

treasury shares	...	means those shares held by the Company in treasury in accordance with Article 58A of the Law;

US branch register	...	means the overseas branch register of the Company, if any, maintained in the United States of America;

Uncertificated Securities Order	...	means the Companies (Uncertificated Securities) (Jersey) Order 1999; and

United Kingdom	...	means the United Kingdom of Great Britain and Northern Ireland.

(a)

any reference to an uncertificated share, or to a share being held in uncertificated form, means a share title to which may be transferred by means of a relevant system, and any reference to a certificated share means any share other than an uncertificated share;

(b)

any other words or expressions defined in the Law or, if not defined in the Law, in any other of the Statutes (in each case as in force on the date of adoption of these Articles) have the same meaning in these Articles except that the word “company” includes any body corporate;

(c)	any reference elsewhere in these Articles to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force;

(d)

words importing the singular number include the plural number and vice versa, words importing one gender include the other gender and words importing persons include bodies corporate and unincorporated associations;

(e)	any reference to writing includes a reference to any method of reproducing words in a legible form, whether sent or supplied in electronic form or otherwise;

(f)

any reference to a signature or to something being signed or executed includes a signature printed or reproduced by mechanical or other means or any stamp or other distinctive marking made by or with the authority of the person required to sign the document to indicate it is approved by such person or, in respect of communications in electronic form only, any other means of verifying the authenticity of a communication in electronic form which the board may from time to time specify or, where no means has otherwise been specified by the board, an electronic signature, provided that the Company has no reason to doubt the authenticity of that electronic signature;

(g)

any reference to a document being sealed or executed under seal or under the common seal of any body corporate (including the Company) or any similar expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal;

(h)	any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;

(i)	any reference to a show of hands includes such other method of casting votes as the board may from time to time approve;

(j)	any reference to the Company sending an item by post includes the Company, at the board’s discretion, sending that item by courier;

(k)

where the Company has a power of sale or other right of disposal in relation to any share, any reference to the power of the Company or the board to authorise a person to transfer that share to or as directed by the person to whom the share has been sold or disposed of shall, in the case of an uncertificated share, be deemed to include a reference to such other action as may be necessary to enable that share to be registered in the name of that person or as directed by him; and

(l)	any reference to:

(a)	rights attaching to any share;

(b)	members having a right to attend and vote at general meetings of the Company;

(c)	dividends being paid, or any other distribution of the Company’s assets being made, to members; or

(d)	interests in a certain proportion or percentage of the issued share capital, or any class of share capital,

shall, unless otherwise expressly provided by the Statutes, be construed as though any treasury shares held by the Company had been cancelled.

(c)	Subject to the Statutes, a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under these Articles.

(d)	Headings to these Articles are inserted for convenience only and shall not affect construction.

(e)	The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 shall not apply to the Company.

2.	Amendments to the Articles of Association

These Articles may be amended by special resolution, save that a total majority special resolution shall be required to amend any of the following Articles:

(a)	Shareholder written consent (Article (29(b));

(b)	Board classification (Articles 52 and 57);

(c)	Filling vacancies (Article 54);

(d)	Director removal (Article 58);

(e)	Indemnification (Article 133); and

(f)	Unsuitability (Article 134).

SHARE CAPITAL

3.	Authorised share capital

The authorised share capital of the Company is as specified in the Memorandum of Association.

4.	Register of holders

(a)

The directors shall keep or cause to be kept at the Transfer Office (but in relation to the principal register not, for the avoidance of doubt, at a place outside Jersey), a register of holders of shares in the manner required by the Statutes. The directors may rely upon the information provided to them from time to time by the Operator for the purposes of keeping the register up to date in accordance with the Statutes. In each year the directors shall prepare or cause to be prepared and filed an annual return containing the particulars required by the Law. Except as provided by paragraph (b) below, no counterpart or branch of such register shall be maintained outside Jersey and no copy of such register, list, record or information in respect of the members of the Company kept or maintained outside Jersey shall constitute the register or any part of the register. Except as provided by paragraph (b) below, the Company shall not be bound to recognise any interest or right in respect of any share by virtue of it being contained or recorded in such copy of the register or that list, record or information (as the case may be).

(b)

Subject to the provisions of the Statutes, the Company may keep an overseas branch register in any country, territory or place. The board may make and vary such regulations as it may think fit in relation to the keeping of any such overseas branch register, including any regulations regarding the transfer of shares from such overseas branch register to the register, the transfer of shares from the register to such overseas branch register or the inspection of the overseas branch register. For so long as the shares of the Company are listed on the Stock Exchange, the Company shall maintain a US branch register.

(c)

For so long as the shares of the Company are listed on the Stock Exchange, all members shall have their shares registered on the US branch register unless the board otherwise resolves. The board may take such action as it deems necessary to transfer any shares from the principal register or any other register to the US branch register. Each director (acting alone) will be deemed to have been appointed as the agent of any holder with shares registered on any register other than the US branch register with full power to execute, complete and deliver, in the name of and on behalf of the holder, any transfer form or other documents necessary to transfer such shares from the relevant register to the US branch register. Such appointment is:

(a)	made with effect from the later of (i) the holder becoming the holder of such shares and (ii) any share in the Company being listed on the Stock Exchange; and

(b)	irrevocable for a period of one year thereafter.

5.	Rights attached to shares

(a)

Subject to the Statutes and to the rights conferred on the holders of any other shares, any share may be issued with or have attached to it such preferred, deferred or other special rights or restrictions as the Company may by special resolution decide or, if no such resolution is in effect or so far as the resolution does not make specific provision, as the board may decide.

(b)

The authority of the board with respect to each such series or class will include the determination of any or all of the following, which shall be set out in a statement of rights in respect of each series or class of preferred shares (“Statement of Rights”), all as may be determined from time to time by the board and as may be permitted by the Law:

(a)	the series or class to which each preferred share shall belong, such series or class to be designated with a series or class number and, if the board so determines, title;

(b)

details of any dividends payable in respect of the relevant series or class, if any, including whether such dividends will be cumulative or noncumulative, the dividend rate of such series or class, and the dates and preferences of dividends on such series or class;

(c)	details of rights attaching to shares of the relevant series or class to receive a return of capital on a winding up of the Company;

(d)

details of the voting rights attaching to shares of the relevant series or class (which may provide, without limitation, that each preferred share shall have more than one vote on a poll at any general meeting of the Company);

(e)

a statement as to whether shares of the relevant series or class are redeemable (either at the option of the holder and/or the Company) and, if so, on what terms such shares are redeemable (including, and only if so determined by the board, the amount for which such shares shall be redeemed (or a method or formula for determining the same) and the date on which they shall be redeemed);

(f)

a statement as to whether shares of the relevant series or class are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, or any other security, of the Company or any other person (in each case, either at the option of the holder and/or the Company) and, if so, on what rates or terms such shares are convertible or exchangeable;

(g)	the right, if any, to subscribe for or to purchase any securities of the Company or any other person;

(h)

any other designations, powers, preferences and relative, participating, optional or other rights, obligations and restrictions, if any, attaching to preferred shares of any class or series as the board may determine in its discretion; and/or

(i)	the price at which shares of the relevant series or class shall be issued.

(c)	Once a Statement of Rights has been adopted for a class or series of preferred shares:

(a)	it is binding on members and the board as if contained in these Articles;

(b)	it must be filed on behalf of the Company with the Registrar of Companies in Jersey in accordance with the Law;

(c)	the provisions of Article 14 apply to any variation or abrogation thereof that may be effected by the Company or the board; and

(d)

upon the redemption of a preferred share (if it is redeemable) pursuant to the Statement of Rights relating thereto, the holder thereof ceases to be entitled to any rights in respect thereof and accordingly such holder’s name must be removed from the register of members and the share must thereupon be cancelled.

6.	Unissued shares

(1)

Subject to the Statutes, these Articles and any resolution of the Company, the board may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of any unissued shares (whether forming part of the original or any increased capital) to such persons, at such times and generally on such terms as the board may decide.

(2)	The Company may issue fractions of shares in accordance with, and subject to the provisions of, the Law, provided that:

(a)	a fraction of a share shall be taken into account in determining the entitlement of a member as regards distributions or on a winding up; and

(b)	a fraction of a share shall not entitle a member to a vote in respect thereof.

7.	Power to pay commission and brokerage, and to issue shares at less than nominal value

The Company may pay commissions and brokerage fees on any issue of shares on such terms as the directors think proper. The Company may issue shares fully paid at less than their nominal value.

8.	Power to increase, consolidate, sub-divide and cancel shares

(a)	The Company may, by altering its Memorandum of Association by special resolution, alter its share capital in any manner permitted by the Law.

(b)

A special resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

(c)

If as a result of any consolidation and division or sub-division of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit. In particular, the board may:

(a)

(on behalf of those members) aggregate and sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the board may be retained for the benefit of the Company); or

(b)

subject to the Statutes, first, allot to a member credited as fully paid by way of capitalisation of any reserve account of the Company such number of shares as rounds up his holding to a number which, following consolidation and division or sub-division, leaves a whole number of shares.

(d)

For the purpose of a sale under paragraph (c)(a) above, the board may authorise a person to transfer the shares to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money and the title of the new holder to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.

9.	Power to issue redeemable shares

Subject to the Statutes, any share may be issued on terms that it is to be redeemed or is liable to be redeemed at the option of the Company or the holder. The terms, conditions and manner of redemption of such shares may be determined by the board before the shares are allotted.

10.	Power to purchase own shares

Subject to the Statutes, and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class, including any redeemable shares. Subject to the Statutes, the Company may hold as treasury shares any shares purchased or redeemed by it.

11.	Power to reduce capital

Subject to the Statutes, the Company may reduce its share capital in any way including by special resolution (where such special resolution is required under the Statutes).

12.	Trusts not recognised

Except as required by law or these Articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise (even when having notice of it) any interest in or in respect of any share or (except only as by these Articles or by law otherwise provided) any fraction of a share, except the holder’s absolute right to the entirety of the share.

UNCERTIFICATED SHARES - GENERAL POWERS

13.	Uncertificated shares - general powers

(a)

Subject to the Law, the Uncertificated Securities Order and the Listing Rules, the board may permit any class of shares to be held in uncertificated form and to be transferred by means of a relevant system and may revoke any such permission.

(b)	In relation to any share which is for the time being held in uncertificated form:

(a)

the Company may utilise the relevant system in which it is held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Statutes or these Articles or otherwise in effecting any actions and the board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

(b)	any provision in these Articles which is inconsistent with:

(a)	the holding of that share in uncertificated form or transfer of title to that share by means of a relevant system;

(b)	any other provision of the Statutes relating to shares held in uncertificated form; or

(c)	the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system,

shall not apply;

(c)

subject to the Listing Rules, the Company may, by notice to the holder of that share, require the holder to change the form of such share to certificated form within such period as may be specified in the notice;

(d)	the Company may require that share to be converted into certificated form in accordance with the Statutes;

(e)	the Company shall not issue a certificate; and

(f)

where any share is held in uncertificated form and the Company is entitled under any provision of the Statutes or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, that share:

(a)

the Company may by notice to the holder of that share, require that the holder appoint any person to take any step, including, without limitation, the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

(b)

the Company shall be entitled to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

(c)	The Company may, by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertificated form for a period specified in such notice.

(d)

For the purpose of effecting any action by the Company, the board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form but shares of a class held by a person in uncertificated form shall not be treated as a separate class from shares of that class held by that person in certificated form.

(e)	Subject to the Statutes, the directors may lay down regulations not included in these Articles which (in addition to, or in substitution for, any provisions in these Articles):

(a)	apply to the issue, holding or transfer of shares in uncertificated form;

(b)	set out (where appropriate) the procedures for conversion and/or redemption of shares in uncertificated form; and/or

(c)	the directors consider necessary or appropriate to ensure that these Articles are consistent with the Uncertificated Securities Order and/or the Operator’s rules and practices.

(f)

Such regulations will apply instead of any relevant provisions in these Articles which relate to the transfer, conversion and redemption of shares in uncertificated form or which are not consistent with the Uncertificated Securities Order, in all cases to the extent (if any) stated in such regulations. If the directors make any such regulations, paragraph (g) of this Article will (for the avoidance of doubt) continue to apply, when read in conjunction with those regulations.

(g)

Any instruction given by means of a relevant system shall be a dematerialised instruction given in accordance with the Uncertificated Securities Order, the facilities and requirements of a relevant system and the Operator’s rules and practices.

VARIATION OF RIGHTS

14.	Variation of rights

(a)

Whenever the capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may, subject to the Statutes, from time to time (whether or not the Company is being wound up) be varied in such manner as those rights may provide or (if no such provision is made) with the authority of a special resolution passed at a separate general meeting of the holders of those shares.

(b)

The provisions of these Articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting, except that:

(a)

the quorum at any such meeting (other than an adjourned meeting) shall be two qualifying persons present in person or by proxy and entitled to vote thereat representing at least one-third in number of the issued shares of the class;

(b)	at an adjourned meeting the quorum shall be one qualifying person entitled to vote thereat ;

(c)	every holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him; and

(d)	a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

(c)

Unless otherwise expressly provided by the rights attached to any class of shares those rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with them or by the purchase or redemption by the Company of any of its own shares.

TRANSFERS OF SHARES

15.	Right to transfer shares

Subject to the restrictions in these Articles, a member may transfer all or any of his shares in any manner which is permitted by the Statutes and is from time to time approved by the board.

16.	Transfers of uncertificated shares

(a)	The Company shall register the transfer of any shares held in uncertificated form by means of a relevant system in accordance with the Statutes and the rules of the relevant system.

(b)	The board may, in its absolute discretion, refuse to register any transfer of an uncertificated share where permitted by these Articles, the Statutes or the Listing Rules.

17.	Transfers of certificated shares

(a)

An instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(b)	The board may, in its absolute discretion, refuse to register any instrument of transfer of a certificated share:

(a)

which is not fully paid up but, in the case of a class of shares which has been admitted to a Stock Exchange, not so as to prevent dealings in those shares from taking place on an open and proper basis;

(b)	on which the Company has a lien; or

(c)	to which Article 23(i) applies.

(c)	The board may also refuse to register any instrument of transfer of a certificated share unless it is:

(a)	left at the Office, the Transfer Office or at such other place as the board may decide, for registration;

(b)

accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the board may reasonably require to prove the title of the intending transferor or his right to transfer the shares; and

(c)	in respect of only one class of shares.

(d)

All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.

18.	Other provisions relating to transfers

(a)	No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share.

(b)	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of the share.

(c)	Subject to the Statutes, the board may refuse to register any transfer unless it is in respect of only one class of shares.

(d)	Nothing in these Articles shall preclude the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

(e)

Subject to the Statutes, the registration of the transfer of any shares or of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the board may decide, except that the registration of the transfer of any shares or class of shares which are for the time being uncertificated shares may only be suspended as permitted by the Statutes.

(f)	Unless otherwise agreed by the board in any particular case, the maximum number of persons who may be entered on the register as joint holders of a share is four.

19.	Notice of refusal

If the board refuses to register a transfer of a share it shall, as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged or the Operator-instruction was received, give to the transferee notice of the refusal. The board shall provide the transferee with such further information about the reasons for the refusal as the transferee may reasonably request.

TRANSMISSION OF SHARES

20.	Transmission on death

If a member dies, the survivor where the deceased was a joint holder, and his personal representatives where he was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these Articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly.

21.	Election of person entitled by transmission

(a)

Any guardian of an infant member, any curator bonis or guardian or other legal representative of a member under legal disability and any person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to a transmission by operation of law may, on producing such evidence as the board may require and subject as provided in this Article, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the holder of the share.

(b)

If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute a transfer of the share to that person or shall execute such other document or take such other action as the board may require to enable that person to be registered.

(c)

The provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer or other document or action as if it were a transfer effected by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.

22.	Rights of person entitled by transmission

(a)

A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall have the right to receive and give a discharge for any distributions or other moneys payable in respect of the share and shall have the same rights in relation to the share as he would have if he were the holder except that, until he becomes the holder, he shall not be entitled to attend or vote at any general meeting of the Company.

(b)

The board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if after 90 days the notice has not been complied with, the board may withhold payment of all distributions or other moneys payable in respect of the share until the requirements of the notice have been complied with.

DISCLOSURE OF INTERESTS IN SHARES

23.	Disclosure of interests in shares

(a)	The Company may give a disclosure notice to any person whom the Company knows or has reasonable cause to believe:

(a)	to be interested in the Company’s shares, or

(b)	to have been so interested at any time during the three years immediately preceding the date on which the disclosure notice is issued.

(b)	The disclosure notice may require the person:

(a)	to confirm that fact or (as the case may be) to state whether or not it is the case, and

(b)	if he holds, or has during that time held, any such interest, to give such further information as may be required in accordance with the following provisions of this Article.

(c)

The notice may require the person to whom it is addressed to give particulars of his own present or past interest in the Company’s shares held by him at any time during the three year period mentioned in paragraph (a) above.

(d)	The notice may require the person to whom it is addressed, where:

(a)	his interest is a present interest and another interest in the shares subsists; or

(b)	another interest in the shares subsisted during that three year period at a time when his interest subsisted,

to give, so far as lies within his knowledge, such particulars with respect to that other interest as may be required by the notice.

(e)	The particulars referred to in paragraph (d) above include:

(a)	the identity of persons interested in the shares in question; and

(b)	whether persons interested in the same shares are or were parties to:

(a)	an agreement to acquire interests in a particular company; or

(b)	an agreement or arrangement relating to the exercise of any rights conferred by the holding of the shares.

(f)

The notice may require the person to whom it is addressed, where his interest is a past interest, to give (so far as lies within his knowledge) particulars of the identity of the person who held that interest immediately upon his ceasing to hold it.

(g)	The information required by the notice must be given within such reasonable time as may be specified in the notice.

(h)

If a disclosure notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder of the relevant share, but the accidental omission to do so or the non-receipt of the copy by the holder of the relevant share shall not prejudice the operation of the following provisions of this Article.

(i)

If the holder of, or any person appearing to be interested in, any share has been served with a disclosure notice and, in respect of that share (a disclosure default share), has been in default for the relevant period in supplying to the Company the information required by the disclosure notice, the restrictions referred to below shall apply. Those restrictions shall continue until:

(a)	the date seven days after the date on which the board is satisfied that the default is remedied; or

(b)	the Company is notified that the default shares are the subject of an exempt transfer; or

(c)	the board decides to waive those restrictions, in whole or in part.

(j)	The restrictions referred to in paragraph (i) above are as follows:

(a)

if the default shares in which any one person is interested or appears to the Company to be interested represent less than 0.25 per cent. of the issued shares of the class, the holders of the default shares shall not be entitled, in respect of those shares, to attend or to vote, either personally or by proxy, at any general meeting or at any separate general meeting of the holders of any class of shares in the Company, or to exercise any other right conferred by membership in relation to meetings of the Company; or

(b)

if the default shares in which any one person is interested or appears to the Company to be interested represent at least 0.25 per cent. of the issued shares of the class, the holders of the default shares shall not be entitled, in respect of those shares:

(a)

to attend or to vote, either personally or by proxy, at any general meeting or at any separate general meeting of the holders of any class of shares in the Company, or to exercise any other right conferred by membership in relation to meetings of the Company; or

(b)	to receive any payment by way of dividend or other distribution and no share shall be allotted in lieu of payment of a dividend or other distribution; or

(c)	(subject to the Statutes) to transfer or agree to transfer any of those shares or any rights in them.

The restrictions in subparagraphs (a) and (b) above shall not prejudice the right of either the member holding the disclosure default shares or, if different, any person having a power of sale over those shares to sell or agree to sell those shares under an exempt transfer.

(k)	Any disclosure notice shall cease to have effect in relation to any shares transferred by the holder of such shares in accordance with the provisions in paragraph (j)(b)(c) above.

(l)

If any dividend or other distribution is withheld under paragraph (j)(b) above, the member shall be entitled to receive it as soon as practicable after the restrictions contained in paragraph (j)(b) cease to apply.

(m)

If, while any of the restrictions referred to above apply to a share, another share is allotted in right of it (or in right of any share to which this paragraph applies), the same restrictions shall apply to that other share as if it were a disclosure default share. For this purpose, shares which the Company allots, or procures to be offered, pro rata (disregarding fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with issuing or offering shares outside the United Kingdom) to holders of shares of the same class as the disclosure default share shall be treated as shares allotted in right of existing shares from the date on which the allotment is unconditional or, in the case of shares so offered, the date of the acceptance of the offer.

(n)	For the purposes of this Article:

(a)	an exempt transfer in relation to any share is a transfer pursuant to:

(a)	a sale of the share on a recognised investment exchange in the United Kingdom on which shares of that class are listed or normally traded; or

(b)

a sale of the whole beneficial interest in the share to a person whom the board is satisfied is unconnected with the existing holder or with any other person appearing to be interested in the share; or

(c)	acceptance of a takeover offer;

(b)	the relevant period shall be, in a case falling within paragraph (j)(a) above, 28 days and, in a case falling within paragraph (j)(b) above, 14 days after the date of service of the disclosure notice;

(c)	the percentage of the issued shares of a class represented by a particular holding shall be calculated by reference to the shares in issue at the time when the disclosure notice is given; and

(d)

a person shall be treated as appearing to be interested in any share if the Company has given to the member holding such share a disclosure notice and either: (i) the member has named the person as being interested in the share; or (ii) (after taking into account any response to any disclosure notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share.

MEMBER RIGHTS PLAN

24.	Member Rights Plan

(a)

The board is hereby authorised to establish a member rights plan including approving the execution of any document relating to the adoption and/or implementation of a rights plan. A rights plan may be in such form and may be subject to such terms and conditions as the board shall determine in its absolute discretion.

(a)	The board is hereby authorised to grant rights to subscribe for shares of the Company in accordance with a rights plan.

(b)

The board may, in accordance with a rights plan, exercise any power under such rights plan (including a power relating to the issuance, redemption or exchange of rights or shares) on a basis that excludes one or more members, including a member who has acquired or may acquire a significant interest in or control of the Company.

(c)	The board is authorised to exercise the powers under this Article 24 for any purpose that the board, in its discretion, deems reasonable and appropriate, including to ensure that:

(1) any process which may result in an acquisition of a significant interest or change of control of the Company is conducted in an orderly manner;

(2) all holders of ordinary shares will be treated fairly and in a similar manner;

(3) any potential acquisition of a significant interest or change of control of the Company which would be unlikely to treat all members of the Company fairly and in a similar manner would be prevented;

(4) the use of abusive tactics by any person in connection with any potential acquisition of a significant interest or change of control of the Company would be prevented;

(5) an optimum price for shares would be received by or on behalf of all members of the Company;

(6) the success of the Company would be promoted for the benefit of its members as a whole;

(7) the long-term interests of the Company, its employees, its members and its business would be safeguarded;

(8) the Company would not suffer serious economic harm;

(9) the board has additional time to gather relevant information or pursue appropriate strategies; or

(10) all or any of the above.

GENERAL MEETINGS

25.	Annual general meetings

(a)	The board shall convene and the Company shall hold annual general meetings in accordance with the Statutes.

(b)	The Company must hold an annual general meeting within six months of the end of each financial year of the Company, in addition to any other general meeting held during that period.

26.	Convening of general meetings other than annual general meetings

(a)	The board may convene a general meeting other than an annual general meeting whenever it thinks fit.

(b)	A general meeting may also be convened in accordance with Article 68.

27.	Members’ power to require circulation of resolutions for annual general meetings

(a)

The members may require the Company to give, to members of the Company entitled to receive notice of the next annual general meeting, notice of a resolution which may properly be moved and is intended to be moved at that meeting.

(b)	A resolution may properly be moved at an annual general meeting unless:

(a)	it would, if passed, be ineffective (whether by reason of inconsistency with the Statutes or the Company’s constitution or otherwise);

(b)	in the opinion of the board it is defamatory of any person;

(c)	in the opinion of the board it is frivolous or vexatious;

(d)	the member has not provided Timely Notice thereof in writing and in proper form to the secretary.

(c)

To be timely, a member’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting (which date shall, for purposes of the Company’s first annual general meeting of members after the Closing, be deemed to have occurred on [●], 202[●]); provided, however, that if the date of the annual general meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual general meeting was held in the preceding year, notice by the member to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual general meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual general meeting was first made (“Timely Notice”). In no event shall any adjournment or postponement of an annual general meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(d)	To be in proper form for purposes, a resolution to the secretary shall set forth:

(a)

As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the number of shares of each class or series of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person or any of its affiliates or associates (for purposes of these Articles, as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Member Information”);

(b)

As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of the Company; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence (including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly (a) give a Person economic benefit and/or risk similar to ownership of shares of any class or series of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of the Company, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any Person with respect to any shares of any class or series of the Company, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of the Company, or (d) increase or decrease the voting power of any Person with respect to any shares of any class or series of the Company) in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any performance-related fee (other than an asset-based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of the Company or any Synthetic Equity Position, (C) any rights to dividends on the shares of any class or series of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, (D) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (E) any other material relationship between such Proposing Person, on the one hand, and the Company or any affiliate of the Company, on the other hand, (F) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Company or any affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (G) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of the Company and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person under applicable law (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the member directed to prepare and submit the notice required by these Articles on behalf of a beneficial owner;

(c)

As to each item of business that the member proposes to bring before the annual general meeting, (A) a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Articles, the text of such proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person (including their names) in connection with the proposal of such business by such member or in connection with acquiring, holding, disposing or voting of any shares of any class or series of the Company, (D) identification of the names and addresses of other members (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known, the class and number of all shares of the Company owned of record or beneficially by such other member(s) or other beneficial owner(s) and (E) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting under applicable law; provided, however, that the disclosures required by this Article 27(c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the member directed to prepare and submit the notice required by these Articles on behalf of a beneficial owner; and

(d)

a statement whether or not the member giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of the Company required under applicable law to approve the business proposal.

(e)

For purposes of this Article 27, the term “Proposing Person” shall mean (a) the member providing the notice of business proposed to be brought before an annual general meeting or (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual general meeting is made.

(f)

A Proposing Person shall update and supplement its notice to the Company of its intent to propose business at an annual general meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article 27 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Company not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(g)

Notwithstanding anything in these Articles to the contrary, no business shall be conducted at an annual general meeting that is not properly brought before the meeting in accordance with this Article 27. The Board or a designated committee thereof shall have the power to determine whether business proposed to be brought before the annual general meeting was made in accordance with the provisions of these Articles. If neither the board nor such designated committee makes a determination as to whether any nomination was made in accordance with the provisions of these Articles, the presiding officer at the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Article 27, and if he or she should so determine, he or she shall so declare to the meeting. If the board or a designated committee thereof or the presiding officer, as applicable, determines that any member proposal was not made in accordance with the provisions of Article 27, any such business not properly brought before the meeting shall not be transacted.

(h)

For purposes of these Articles, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

28.	Members’ power to nominate board members

(a)

Nominations of any person for election to the board at an annual general meeting may be made at such meeting only (a) by or at the direction of the board, including by any committee or Persons authorized to do so by the board or these Articles or (b) by a member present in person who (1) was a record owner of shares of the Company both at the time of giving the notice provided for in this Article 28 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Article 28 as to such notice and nomination. The foregoing clause (b) shall be the exclusive means for a member to make any nomination of a Person or Persons for election to the board at any general meeting of shareholders, whether annual or other.

(b)

For a member to make any nomination of a person or persons for election to the board at an annual general meeting the member must (a) provide Timely Notice (as defined in Article 27 of these Articles) thereof in writing and in proper form to the secretary of the Company, (b) provide the information, agreements and questionnaires with respect to such member and its candidate for nomination as required to be set forth by this Article 28, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Article 28. In no event shall any adjournment or postponement of an annual general meeting or the announcement thereof commence a new time period for the giving of a member’s notice as described above. The number of nominees a Nominating Person may nominate for election at the annual general meeting pursuant to Article 28 of these Articles shall not exceed the number of directors to be elected at such annual general meeting.

(c)	To be in proper form for purposes of Article 28, a member’s notice to the secretary shall set forth:

(a) As to each Nominating Person (as defined below), the Member Information (as defined in Article 27 of these Articles) except that for purposes of this Article 28, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article 27

(b) As to each Nominating Person, any Disclosable Interests (as defined in Article 27, except that for purposes of this Article 28 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article 27(d)(b) and the disclosure with respect to the business to be brought before the meeting in Article 27(d)(c) shall be made with respect to nomination of each Person for election as a director at the meeting);

(i) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a member’s notice pursuant to this Article 28 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made under applicable law, (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 7.B of Form 20-F if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Article 28.

(d)

For purposes of this Article 28, the term “Nominating Person” shall mean (a) the member providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (c) any other participant in such solicitation.

(e)

A member providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article 28 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Company not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f)

To be eligible to be a candidate for election as a director of the Company at an annual general meeting, a candidate must be nominated in the manner prescribed in this Article 28 and the candidate for nomination, whether nominated by the board or by a member of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the board), to the secretary at the principal executive offices of the Company, (a) a completed written questionnaire (in the form provided by the Company) with respect to the background, qualifications, share ownership and independence of such candidate for nomination and (b) a written representation and agreement (in the form provided by the Company) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation or reimbursement for service as a director of the Company that has not been disclosed therein, (B) understands his or her duties as a director under applicable law and agrees to act in accordance with those duties while serving as a director, (C) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such nominee, if elected as a director, will act or vote as a director on any issue or question to be decided by the board, in any case, to the extent that such arrangement, understanding, commitment or assurance (a) could limit or interfere with his or her ability to comply, if elected as director of the Company, with his or her fiduciary duties under applicable law or with policies and guidelines of the Company applicable to all directors or (b) has not been disclosed to the Company prior to or concurrently with the Nominating Person’s submission of the nomination, and (D) if elected as a director of the Company, will comply with any applicable corporate governance, conflict of interest, confidentiality, share ownership and trading and other policies and guidelines of the Company applicable to all directors and in effect during such Person’s term in office as a director (and, if requested by any candidate for nomination, the secretary of the Company shall provide to such candidate for nomination all such policies and guidelines then in effect).

(g)

The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the board in writing prior to the meeting of members at which such candidate’s nomination is to be acted upon in order for the board to determine the eligibility of such candidate for nomination to be an independent director of the Company in accordance with the Company’s Corporate Governance Guidelines.

(a)

In addition to the requirements of this Article 28 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(b)

No candidate shall be eligible for nomination as a director of the Company unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Article 28, as applicable. The Board or a designated committee thereof shall have the power to determine whether a nomination before the annual general meeting of members was made in accordance with the provisions of these Articles. If neither the board nor such designated committee makes a determination as to whether any nomination was made in accordance with the provisions of these Articles, the presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Article 28, and if he or she should so determine, he or she shall so declare such determination to the meeting; provided, however, that nothing herein shall limit the power and authority of the board or such designated committee to make any such determination in advance of such meeting. If the board or a designated committee thereof or the presiding officer, as applicable, determines that any nomination was not made in accordance with the provisions of Article 28, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(h)	The expenses of the Company in complying with this Article must be paid by the members who requested the circulation of the statement unless the Company resolves otherwise.

29.	Separate general meetings; actions by written consent

(a)

Subject to these Articles and to any rights for the time being attached to any class of shares in the Company, the provisions of these Articles relating to general meetings of the Company (including, for the avoidance of doubt, provisions relating to the proceedings at general meetings or to the rights of any person to attend or vote or be represented at general meetings or to any restrictions on these rights) shall apply, mutatis mutandis, in relation to every separate general meeting of the holders of any class of shares in the Company.

(b)

For the avoidance of doubt, any resolutions required to be passed by the members of the Company must be passed at a general meeting of the Company; provided, however, that any action required or permitted to be taken by the holders of shares conferring preferred rights, voting separately as a series or separately as a class with one or more other such series, may, subject to the Law, be taken without a meeting, without prior notice and without a vote, to the extent expressly provided by the Statement of the Rights relating to the series of shares conferring preferred rights.

NOTICE OF GENERAL MEETINGS

30.	Length and form of notice

(a)	An annual general meeting shall be called by not less than 21 clear days’ notice. All other general meetings shall be called by not less than 14 clear days’ notice.

(b)

The notice (including any notice given by means of a website) shall specify the place, day and time of the meeting, whether the meeting will be an annual general meeting and the general nature of the business to be transacted. If the notice is made available by means of a website, it must be available until conclusion of the meeting. It shall also state in a reasonably prominent place that a member entitled to attend and vote can appoint one or more proxies (who need not be members) to attend, speak and vote instead of that member.

(c)

Notice of every general meeting shall be given to all members other than any who, under these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors (or, if more than one, each of them) and to each director.

31.	Omission or non-receipt of notice

The accidental omission to give notice of a general meeting to, or the non-receipt of notice by, any person entitled to receive the notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

32.	Quorum

(a)	No business shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business.

(b)

Except as otherwise provided by these Articles, two qualifying persons present in person or by proxy and entitled to vote thereat shall be a quorum, unless each is a qualifying person only because he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

(c)

If within half an hour from the time fixed for holding a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week (or, if that day is not a business day, to the next business day) and at the same time and place as the original meeting, or, subject to paragraph (d) below, to such other day, and at such other time and place, as the board may decide.

(d)	If at an adjourned meeting a quorum is not present within half an hour from the time fixed for holding the meeting, the meeting shall be dissolved.

33.	Security

The board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company including, without limitation, requiring any person attending a meeting to provide evidence of identity satisfactory to the board and arranging for such person to be searched and for items of personal property which may be taken into a meeting to be restricted. A director or the secretary may:

(a)	refuse entry to a meeting to any person who refuses to comply with any such arrangements; and

(b)	eject from a meeting any person who causes the proceedings to become disorderly.

34.	Chairman

At each general meeting, the chairman of the board (if any) or, if he is absent or unwilling, the deputy chairman (if any) of the board or (if more than one deputy chairman is present and willing) the deputy chairman who has been longest in such office shall preside as chairman of the meeting. If neither the chairman nor deputy chairman is present and willing, one of the other directors selected for the purpose by the directors present or, if only one director is present and willing, that director, shall preside as chairman of the meeting. If no director is present within 15 minutes after the time fixed for holding the meeting or if none of the directors present is willing to preside as chairman of the meeting, the members present and entitled to vote shall choose one of their number to preside as chairman of the meeting.

35.	Right to attend and speak

(a)	A director shall be entitled to attend and speak at any general meeting of the Company whether or not he is a member.

(b)

The chairman may invite any person to attend and speak at any general meeting of the Company if he considers that such person has the appropriate knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

36.	Resolutions and amendments

(a)

Subject to the Statutes, a resolution may only be put to the vote at a general meeting if the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)

In the case of a resolution to be proposed as a special resolution no amendment may be made, at or before the time at which the resolution is put to the vote, to the form of the resolution as set out in the notice of meeting, except to correct a patent error or as may otherwise be permitted by law.

(c)	In the case of a resolution to be proposed as an ordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, unless:

(a)

in the case of an amendment to the form of the resolution as set out in the notice of meeting, notice of the intention to move the amendment is received at the Office no later than 48 hours before the time fixed for the holding of the relevant meeting; or

(b)	in any case, the chairman of the meeting in his absolute discretion otherwise decides that the amendment or amended resolution may properly be put to the vote.

The giving of notice under subparagraph (a) above shall not prejudice the power of the chairman of the meeting to rule the amendment out of order.

(d)	With the consent of the chairman of the meeting, a person who proposes an amendment to a resolution may withdraw it before it is put to the vote.

(e)

If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

37.	Adjournment

(a)

With the consent of any general meeting at which a quorum is present the chairman of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place.

(b)

In addition, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so.

(c)	Nothing in this Article shall limit any other power vested in the chairman of the meeting to adjourn the meeting.

(d)

Whenever a meeting is adjourned for 30 days or more or sine die, at least 14 clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

(e)	No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

38.	Meeting at more than one place

(a)	A general meeting may be held at more than one place if:

(a)	the notice convening the meeting specifies that it shall be held at more than one place; or

(b)	the board resolves, after the notice convening the meeting has been given, that the meeting shall be held at more than one place; or

(c)	it appears to the chairman of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend.

(b)

A general meeting held at more than one place is duly constituted and its proceedings are valid if (in addition to the other provisions of these Articles relating to general meetings being satisfied) the chairman of the meeting is satisfied that facilities (whether by electronic means or otherwise) are available to enable each person present at each place to participate in the business of the meeting.

(c)

Each person present at each place who would be entitled to count towards the quorum in accordance with the provisions of Article 32 shall be counted in the quorum for, and shall be entitled to vote at, the meeting. The meeting is deemed to take place at the place at which the chairman of the meeting is present.

39.	Method of voting and demand for poll

(a)

Except where a special resolution or another percentage is required under the Statutes, the Listing Rules or otherwise, questions arising at a general meeting must be decided by a majority of votes cast by the members present at the meeting. A decision made in this way is for all purposes, a decision of the members.

(b)

At a general meeting an ordinary resolution or any other resolution (other than a special resolution) put to the vote of the meeting shall be decided on a show of hands, unless (before, or immediately after the declaration of the result of, the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)	the chairman of the meeting; or

(b)	at least five members present in person or by proxy having the right to vote on the resolution; or

(c)

a member or members present in person or by proxy representing in aggregate not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares); or

(d)

a member or members present in person or by proxy holding shares conferring the right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares);

and a demand for a poll by a person as proxy for a member shall be as valid as if the demand were made by the member himself.

(c)	No poll may be demanded on the appointment of a chairman of the meeting.

(d)

A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting and the demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(e)

Unless a poll is demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or has been carried by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(f)	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

40.	How poll is to be taken

(a)

If a poll is demanded (and the demand is not withdrawn), it shall be taken at such time (either at the meeting at which the poll is demanded or within thirty days after the meeting), at such place and in such manner (including electronically) as the chairman of the meeting shall direct and he may appoint scrutineers (who need not be members).

(b)	A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

(c)	It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll whether taken at or after the meeting at which it was demanded.

(d)	On a poll votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

(e)	The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

(f)	The members of the Company may require the board to obtain an independent report on any poll taken, or to be taken, at a general meeting of the Company.

(g)	The board is required to obtain an independent report if it receives requests to do so from:

(a)

members representing not less than five per cent. of the total voting rights of all the members who have a right to vote on the matter to which the poll relates (excluding any voting rights attached to any shares in the Company held as treasury shares); or

(b)	not less than 100 members who have a right to vote on the matter to which the poll relates and who, on average, each hold at least 100 fully paid shares in the Company.

(h)	Where the requests relate to more than one poll, paragraph (g) above must be satisfied in relation to each of them. A request under paragraph (g) above:

(a)	may be in hard copy form or by way of electronic communication;

(b)	must identify the poll or polls to which it relates;

(c)	must be authenticated by the person or persons making it; and

(d)	must be received by the Company not later than one week after the date on which the poll is taken.

(i)

Where the board is required to obtain an independent report on a poll or polls under paragraph (g) above, the board must appoint an independent assessor to prepare a report for the Company on that poll or polls. The appointment of the independent assessor must be made within one week after the requirement to obtain the report has arisen. The independent assessor appointed by the board in accordance with this paragraph (i) must not have another role in relation to any poll on which he is to report (including, in particular, a role in connection with collecting or counting votes or with the appointment of proxies) and must otherwise be independent in relation to the poll, as determined by the board.

(j)	The report of the independent assessor appointed under paragraph (i) above must state the name of the independent assessor and his opinion (including reasons therefor) whether:

(a)	the procedures adopted in connection with the poll or polls were adequate;

(b)	the votes cast (including proxy votes) were fairly and accurately recorded and counted;

(c)	the validity of members’ appointments of proxies was fairly assessed; and

(d)	whether the relevant requirements of these Articles and the Statutes were complied with.

(k)	Where an independent assessor has been appointed to report on a poll in accordance with this Article, he is entitled to:

(a)	attend the meeting at which the poll may be taken and any subsequent proceedings in connection with the poll;

(b)

be provided by the Company with a copy of the notice of the relevant meeting and any other communication provided by the Company in connection with the meeting to persons who have a right to vote on the matter to which the poll relates; and

(c)

have access to the Company’s records relating to any poll on which he is to report and the meeting at which the poll or polls may be, or were, taken, and to require anyone who at any material time was a director, secretary, employee, member or agent of the Company, to provide him with information or explanations for the purpose of preparing his report.

(l)	Where an independent assessor has been appointed to report on a poll in accordance with this Article, the Company must ensure that the following information is made available on a website:

(a)	the fact of the independent assessor’s appointment;

(b)	his identity;

(c)	the text of the resolution or, as the case may be, a description of the subject matter of the poll to which his appointment relates; and

(d)	a copy of the independent assessor’s report prepared in accordance with paragraph (j) above.

41.	Chairman’s casting vote

In the case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, as the case may be, shall be entitled to a further or casting vote in addition to any other vote or votes to which he may be entitled.

VOTES OF MEMBERS

42.	Voting rights

(a)	Subject to these Articles and to any special rights or restrictions as to voting for the time being attached to any class of shares in the Company:

(a)	on a show of hands, every qualifying person present shall, subject to subparagraph (b), have one vote;

(b)	on a show of hands, every proxy who has been appointed by more than one member entitled to vote on the resolution shall have two votes, one vote for and one against the resolution if:

(A)	one or more of the members instructed him to vote for and one or more of the members instructed him to vote against the resolution; or

(B)

one or more of the members instructed him to vote for the resolution and one or more of the members gave him discretion as to how to vote and he exercises his discretion by voting against the resolution; or

(C)

one or more of the members instructed him to vote against the resolution and one or more of the members gave him discretion as to how to vote and he exercises his discretion by voting for the resolution; and

(c)	on a poll, every member who is present in person or by a duly appointed proxy shall have one vote for each share of which he is the holder.

(b)

For the purposes of determining which persons are entitled to attend or vote at any general meeting, and how many votes such persons may cast, the Company may specify in the notice of the meeting a time in accordance with the Statutes by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting, notwithstanding any provisions in the Statutes or these Articles to the contrary.

43.	Representation of bodies corporate

(a)

Any body corporate which is a member of the Company may, by resolution of its board or other governing body, authorise any person or persons to act as its representative or representatives at any general meeting of the Company. For the purposes of these Articles, a body corporate shall be deemed to be present in person at any general meeting of the Company if one or more of its representatives is present at that meeting. The board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any such representatives. Any authorisation in writing purporting to be signed by an officer of, or other person duly authorised for the purpose by, the body corporate shall be conclusive evidence of the authority of the representatives to act on behalf of the body corporate.

(b)	Where more than one person is authorised to represent a body corporate and more than one person purports to exercise a power on behalf of that body corporate:

(a)	if each such person purports to exercise the power in the same way, the power is treated as exercised in that way; and

(b)	if each such person does not purport to exercise the power in the same way, the power is treated as not exercised.

44.	Voting rights of joint holders

If more than one of the joint holders of a share tenders a vote on the same resolution, whether in person or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the relevant share.

45.	Voting rights of members incapable of managing their affairs

A member in respect of whom an order has been made by any court having jurisdiction (whether in Jersey or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his attorney, receiver, curator bonis or other person in the nature of a receiver or curator bonis appointed by that court, and the attorney, receiver, curator bonis or other person may vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming the right to vote must be received at the Office (or at such other address as may be specified for the receipt of proxy appointments) not later than the last time by which a proxy appointment must be received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

46.	Voting rights suspended where sums overdue

Unless the board otherwise decides, a member shall not be entitled to vote, either in person or by proxy, at any general meeting of the Company in respect of any share held by him unless all calls and other sums presently payable by him in respect of that share have been paid.

47.	Objections to admissibility of votes

No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

PROXIES

48.	Proxies

(a)

A proxy need not be a member of the Company and a member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him.

(b)	The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.

(c)	The appointment of a proxy shall only be valid for the meeting mentioned in it and any adjournment of that meeting (including on any poll demanded at the meeting or any adjourned meeting).

(4)	A proxy is entitled to speak at general meetings.

49.	Appointment of proxy

(a)

The appointment of a proxy may be in such form as is usual or common or in such other form as the board may from time to time approve and shall be signed by the appointor, or his duly authorised agent, or, if the appointor is a body corporate, shall either be executed under its common seal or be signed by an agent or officer authorised for that purpose. The signature need not be witnessed.

(b)

Without limiting the provisions of these Articles, the board may from time to time in relation to uncertificated shares: (i) approve the appointment of a proxy by means of a communication sent in electronic form in the form of an “uncertificated proxy instruction” (a properly authenticated dematerialised instruction and/or other instruction or notification, which is sent by means of the relevant system and received by such participant in that system acting on behalf of the Company as the board may prescribe, in such form and subject to such terms and conditions as the board may from time to time prescribe (subject always to the facilities and requirements of the relevant system)); and (ii) approve supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means. In addition, the board may prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or such participant and may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

50.	Receipt of proxy

(a)	A proxy appointment:

(a)

must be received at a proxy notification address no later than the time specified in the notice calling the meeting at which the appointee proposes to vote (such time as determined by the board in accordance with the Statutes); or

(b)

in the case of a poll taken more than 48 hours after it is demanded or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for holding the original meeting, must be received at a proxy notification address not less than 24 hours before the time fixed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or

(c)

in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, must be received:

(A)	at a proxy notification address in accordance with (a) above;

(B)	by the chairman of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting; or

(C)	at a proxy notification address and by such time as the chairman of the meeting may direct at the meeting at which the poll is demanded.

(b)

In the case of a proxy appointment signed by an agent of a member who is not a body corporate, the authority under which the appointment is signed or a copy of it certified in such manner as shall be specified in the notice of the relevant meeting or in any other information issued by the Company in relation to the relevant meeting, or such other information as shall be so specified must also be received by the Company in the manner set out in paragraph (a) above.

(c)

In the case of a proxy appointment signed by an officer or other agent of a body corporate, the board may also require the receipt, in the manner set out in paragraph (a) above, of the authority under which the appointment is signed or a copy of it certified in such manner as shall be specified in the notice of the relevant meeting or in any other information issued by the Company in relation to the relevant meeting, or of such other authorities or information as shall be so specified.

(d)

Subject to the Statutes, the board may, but shall not be bound to, require such further evidence as it thinks fit of the authenticity or integrity of any signature on a proxy appointment and, if the signatory is an agent or, where the appointor is a body corporate, an officer, of his authority.

(e)

The board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under paragraphs (b), (c) or (d) above has not been received in accordance with the requirements of this Article.

(f)

Subject to paragraph (e) above, if the proxy appointment and any of the information required under paragraphs (b), (c) or (d) above are not received in the manner required above, the appointee shall not be entitled to vote in respect of the shares in question.

(g)

If two or more valid but differing proxy appointments are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

51.	Notice of revocation of authority

(a)

A vote given or poll demanded by proxy or by a representative of a body corporate shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll or (until entered in the register) the transfer of the share in respect of which the appointment of the relevant person was made unless notice of the termination was received at a proxy notification address not later than the last time at which an appointment of a proxy should have been received in order to be valid for use at the relevant meeting or adjourned meeting or, in the case of a poll not taken on the same day as the meeting or adjourned meeting, before the time fixed for taking the poll.

(b)

A vote given by a proxy or by a representative of a body corporate shall be valid notwithstanding that he has not voted in accordance with any instructions given by the member by whom he is appointed. The Company shall not be obliged to check whether the proxy or representative of a body corporate has in fact voted in accordance with any such member’s instructions.

DIRECTORS

52.	Number of directors; board classification

(a)

Subject to the provisions of these Articles, the number of directors shall be as the Board may determine from time to time, but shall not, unless otherwise determined by an ordinary resolution of the Company, be less than three in number.

(b)	Immediately following the date of adoption of these Articles, the board shall consist of seven members (the “Initial Directors”), who shall be appointed by resolution of the board.

(c)

Following the Closing, the Initial Directors shall be divided into three classes of directors, designated as “Class I”, “Class II” and “Class III”, respectively (each a “Class”). The board is authorized to assign members of the board already in office to such classes at the time the classification becomes effective. The board is also authorized to assign any persons who take office as directors after the date hereof to any such Class; provided, however, that the Classes are as close to equal size as possible.

(d)

In the event of any increase in the number of directors, the newly created directorships resulting from such increase shall be apportioned by the board among the Classes of directors so as to maintain such Classes as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

(e)	Notwithstanding the foregoing provisions, each director shall serve until their successor is duly elected and qualified or until their earlier death, resignation or removal.

53.	Directors need not be members

A director need not be a member of the Company.

ELECTION, APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

54.	Election of directors by the Company

(a)

Except as otherwise expressly required by law, and subject to the special rights of the holders of one or more series of preferred shares to elect directors, any vacation and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the members. Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the director shall have been appointed and until such director’s term expires or until his or her term otherwise ends in accordance with these Articles.

(b)	No person (other than a director retiring in accordance with these Articles) shall be elected or re-elected a director at any general meeting unless he is recommended by the board.

55.	Separate resolutions for election of each director

Every resolution of a general meeting in accordance with Article 57 for the election of a director shall relate to one named person and a single resolution for the election of two or more persons shall be void, unless a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.

56.	The board’s power to appoint directors

The board may appoint any person who is willing to act to be a director, either to fill a vacancy or by way of addition to their number, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these Articles.

57.	Retirement of directors

(a)

At the first annual general meeting of the Company following Closing, each director in Class I shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such annual general meeting and, in each case, where such director is so re-appointed, they shall be entitled to serve until the third annual general meeting of the Company falling after the first annual general meeting, at which stage the director shall retire from office but shall be eligible for further re-appointment.

(b)

At the second annual general meeting of the Company following Closing, each director in Class II shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such annual general meeting and, in each case, where such director is so re-appointed, they shall be entitled to serve until the third annual general meeting of the Company falling after the second annual general meeting, at which stage the director shall retire from office but shall be eligible for further re-appointment.

(c)

At the third annual general meeting of the Company following Closing, each director in Class III shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such annual general meeting and, in each case, where such director is so re-appointed, they shall be entitled to serve until the third annual general meeting of the Company falling after the third annual general meeting, at which stage the director shall retire from office but shall be eligible for further re-appointment.

(d)

At each succeeding annual general meeting of the Company following the third annual general meeting of the Company following Closing, directors shall be elected to serve for a term of three years to succeed the directors of the class whose terms expire at such Annual General Meeting.

(e)

Subject to the provisions of these Articles, a Director shall remain a member of the class of directors to which he or she was assigned in accordance with Article 52. The initial terms of each class of directors shall expire as set forth in this Article 57, subject to such director’s earlier death, resignation, disqualification or removal.

(f)	A retiring director who is not re-elected shall retain office until the close of the meeting at which he retires.

(g)

If the Company, at any meeting at which a director retires in accordance with these Articles, does not fill the office vacated by such director, the retiring director, if willing to act, shall be deemed to be re-elected, unless at the meeting a resolution is passed not to fill the vacancy or to elect another person in his place or unless the resolution to re-elect him is put to the meeting and lost.

58.	Removal of directors

(a)

Subject to the special rights of the holders of one or more series of shares conferring preferred rights to elect directors, any director may be removed from office at any time, but only for cause and by total majority special resolution.

(b)	Any removal of a director under this Article shall be without prejudice to any claim which such director may have for damages for breach of any agreement between him and the Company.

59.	Vacation of office of director

(a)	Without prejudice to the provisions of these Articles for retirement or removal the office of a director shall be vacated if:

(a)	he is prohibited by law or the Listing Rules from being a director; or

(b)	he becomes bankrupt or he makes any arrangement or composition with his creditors generally; or

(c)

a registered medical practitioner who has examined him gives a written opinion to the Company stating that he has become physically or mentally incapable of acting as a director and may remain so for more than three months; or by reason of his mental health a court makes an order which wholly or partly prevents him from personally exercising any powers or rights which he would otherwise have and, in either case, the board resolves that his office be vacated; or

(d)

for more than six months he is absent (whether or not an alternate director attends in his place), without special leave of absence from the board, from board meetings held during that period and the board resolves that his office be vacated; or

(e)

the conduct of the director (whether or not concerning the affairs of the Company) is the subject of an investigation by the Jersey Financial Services Commission or any successor body or equivalent body in any foreign jurisdiction and the directors resolve it is undesirable in the interest of the Company that he remains a director of the Company; or

(f)	he gives to the Company notice of his wish to resign, in which event he shall vacate that office on the receipt of that notice by the Company or at such later time as is specified in the notice.

60.	Executive directors

(a)

The board may appoint one or more directors to hold any executive office under the Company (including that of chairman, chief executive or managing director) for such period (subject to the Statutes) and on such terms as it may decide and may revoke or terminate any appointment so made without prejudice to any claim for damages for breach of any contract of service between the director and the Company.

(b)

The remuneration of a director appointed to any executive office shall be fixed by the board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of his remuneration as a director.

(c)

A director appointed as executive chairman, chief executive or managing director shall automatically cease to hold that office if he ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(d)

The board may from time to time appoint any person to any office or employment having a descriptive designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may at any time determine any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment with the Company shall not imply that the holder of the office is a director of the Company nor shall such holder thereby be empowered in any respect to act as a director of the Company or be deemed to be a director for any of the purposes of the Statutes or these Articles.

ALTERNATE DIRECTORS

61.	No power to appoint alternate directors

(a)	For the avoidance of doubt, no director shall have the power to appoint another director or any other person who is willing to act as his alternate.

REMUNERATION, EXPENSES, PENSIONS AND OTHER BENEFITS

62.	Directors’ fees

(a)

The directors shall be paid fees not exceeding in aggregate £1,000,000 per annum (or such larger sum as the Company may, by ordinary resolution, determine) as the board may decide to be divided among them in such proportion and manner as they may agree or, failing agreement, equally. Any fee payable under this Article shall be distinct from any remuneration or other amounts payable to a director under other provisions of these Articles and shall accrue from day to day.

(b)

The board (or any duly authorised committee of the board) may make arrangements for such proportion of the fees payable to any director under the provisions of this Article as the board or such committee may from time to time decide, to be provided in the form of fully paid ordinary shares in the capital of the Company by applying the relevant amount in the purchase or subscription of such shares on behalf of such director. In the case of a subscription of shares, for the purposes of this Article, the subscription price for such shares shall be determined by reference to the shares.

63.	Special remuneration

(a)	The board may grant special remuneration to any director who performs any special or extra services to or at the request of the Company.

(b)

Such special remuneration may be paid by way of lump sum, salary, commission, participation in profits or otherwise as the board may decide in addition to any remuneration payable under or pursuant to any other of these Articles.

64.	Expenses

A director shall be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by him in and about the discharge of his duties, including his expenses of travelling to and from board meetings, committee meetings, general meetings and separate general meetings of the holders of any class of shares in the Company. Subject to the Statutes and any guidelines and procedures established from time to time by the board, a director may also be paid out of the funds of the Company all expenses incurred by him in obtaining professional advice in connection with the affairs of the Company or the discharge of his duties as a director.

65.	Pensions and other benefits

The board may exercise all the powers of the Company to:

(a)

pay, provide, arrange or procure the grant of pensions or other retirement benefits, death, disability or sickness benefits, health, accident and other insurances or other such benefits, allowances, gratuities or insurances, including in relation to the termination of employment, to or for the benefit of any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any body corporate which is or was associated with the Company or of the predecessors in business of the Company or any such associated body corporate, or the relatives or dependants of any such person. For that purpose the board may procure the establishment and maintenance of, or participation in, or contribution to, any pension fund, scheme or arrangement and the payment of any insurance premiums;

(b)

establish, maintain, adopt and enable participation in any profit sharing or incentive scheme including shares, share options or cash or any similar schemes for the benefit of any director or employee of the Company or of any associated body corporate, and, subject to any restrictions under applicable legislation, to lend money to any such director or employee or to trustees on their behalf to enable any such schemes to be established, maintained or adopted; and

(c)

support and subscribe to any institution or association which may be for the benefit of the Company or of any associated body corporate or any directors or employees of the Company or associated body corporate or their relatives or dependants or connected with any town or place where the Company or an associated body corporate carries on business, and to support and subscribe to any charitable or public object whatsoever.

66.	Payment for loss of office

(a)	The Company shall not make a payment for loss of office to a director of the Company unless the payment has been approved by an ordinary resolution of the Company.

(b)

A resolution approving a payment for loss of office under this Article must not be passed unless a memorandum setting out particulars of the proposed payment (including its amount) is made available for inspection by the members of the Company at:

(a)	the Office for not less than 15 days ending with the date that the proposed resolution is put to the members; and

(b)	at the meeting at which the proposed resolution is put to the members.

(c)	For the purposes of this Article, payment for loss of office means a payment made to a director or past director of the Company:

(a)	by way of compensation for loss of office as director of the Company;

(b)	by way of compensation for loss, while director of the Company or in connection with his ceasing to be a director of it, of:

(i)	any other office or employment in connection with the management of the affairs of the Company; or

(ii)	any office (as director or otherwise) or employment in connection with the management of the affairs of any subsidiary of the Company;

(c)	as consideration for or in connection with his retirement from his office as director of the Company; or

(d)	as consideration for or in connection with his retirement, while director of the Company or in connection with his ceasing to be a director of it, from:

(i)	any other office or employment in connection with the management of the affairs of the Company; or

(ii)	any office (as director or otherwise) or employment in connection with the management of the affairs of any subsidiary of the Company,

where, for the purposes of this definition of payment for loss of office, references to compensation and consideration include benefits otherwise than in cash and references to a payment to the director include payment to a person connected with a director, or payment to any person at the direction of, or for the benefit of, a director or a person connected with him.

POWERS OF THE BOARD

67.	General powers of the board to manage the Company’s business

(a)

The business of the Company shall be managed by the board which may exercise all the powers of the Company, subject to the Statutes, these Articles and any ordinary resolution of the Company. No ordinary resolution or alteration of these Articles shall invalidate any prior act of the board which would have been valid if the resolution had not been passed or the alteration had not been made.

(b)	The powers given by this Article shall not be limited by any special authority or power given to the board by any other Article or any resolution of the Company.

68.	Power to act notwithstanding vacancy

The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number; but, if the number of directors is less than the minimum number fixed by or in accordance with these Articles, they or he may act for the purpose of filling up vacancies or calling a general meeting of the Company, but not for any other purpose. If no director is able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

69.	Provisions for employees

The board may exercise any of the powers conferred by section 247 of the Companies Act 2006 of the United Kingdom to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries as if the Company were a company incorporated in England and Wales.

70.	Power to borrow money

The board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and assets (both present and future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF BOARD’S POWERS

71.	Delegation to individual directors

The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions as it thinks fit and may revoke or vary all or any of them, but no person dealing in good faith shall be affected by any revocation or variation.

72.	Committees

(a)

The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons (whether directors or not) as it thinks fit, provided that the majority of the members of the committee are directors and that no meeting of the committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of those present are directors. The board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the board.

(b)

The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the board and (subject to such regulations) by these Articles regulating the proceedings of the board so far as they are capable of applying.

73.	Powers of attorney

The board may by power of attorney or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The board may remove any person appointed under this Article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

DIRECTORS’ INTERESTS

74.	Directors’ interests other than in relation to transactions or arrangements with the Company

(a)	If a relevant situation arises the following provisions shall apply if the conflict of interest does not arise in relation to a transaction or arrangement with the Company:

(a)

if the relevant situation arises from the appointment or proposed appointment of a person as a director of the Company, the directors (other than the director in question, and any other director with a similar interest, who shall not be counted in the quorum at the meeting and shall not vote on the resolution) may resolve to authorise the appointment of the director and the relevant situation on such terms as they may determine;

(b)

if the relevant situation arises in circumstances other than in paragraph (a) above, the directors (other than the director and any other director with a similar interest who shall not be counted in the quorum at the meeting and shall not vote on the resolution) may resolve to authorise the relevant situation and the continuing performance by the director of his duties on such terms as they may determine.

(b)	Any reference in paragraph (a) above to a conflict of interest includes a conflict of interest and duty and a conflict of duties.

(c)	Any terms determined by directors under paragraphs (a)(a) or (a)(b) above may be imposed at the time of the authorisation or may be imposed or varied subsequently and may include (without limitation):

(a)	whether the interested directors may vote (or be counted in the quorum at a meeting) in relation to any resolution relating to the relevant situation;

(b)	the exclusion of the interested directors from all information and discussion by the Company of the relevant situation; and

(c)

(without prejudice to the general obligations of confidentiality) the application to the interested directors of a strict duty of confidentiality to the Company for any confidential information of the Company in relation to the relevant situation.

(d)	An interested director must act in accordance with any terms determined by the directors under paragraphs (a)(a) or (a)(b) above.

(e)

Except as specified in paragraph (a) above, any proposal made to the directors and any authorisation by the directors in relation to a relevant situation shall be dealt with in the same way as any other matter may be proposed to and resolved upon by the directors in accordance with the provisions of these Articles.

(f)

Any authorisation of a relevant situation given by the directors under paragraph (a) above may provide that, where the interested director obtains (other than through his position as a director of the Company) information that is confidential to a third party, he will not be obliged to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence.

75.	Declaration of interests other than in relation to transactions or arrangements with the Company

A director shall declare the nature and extent of his interest in a relevant situation within Article 74(a) to the other directors.

76.	Declaration of interest in a proposed transaction or arrangement with the Company

If a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company or any of its subsidiaries, he must declare the nature and extent of that interest to the other directors.

77.	Declaration of interest in an existing transaction or arrangement with the Company

Where a director is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company or any of its subsidiaries, he must declare the nature and extent of his interest to the other directors, unless the interest has already been declared under Article 76.

78.	Provisions applicable to declarations of interest

(a)	Subject at all times to the Statutes, the declaration of interest must (in the case of Article 77) and may, but need not (in the case of Article 75 or 76) be made:

(a)	at a meeting of the directors; or

(b)	by notice to the directors which is either:

(a)	notice of that director’s interest in relation to a specific matter or entity; or

(b)	general notice of that director’s interest, whereby the director is to be regarded as interested in that matter or entity from the date of the giving of the notice.

(b)	If a declaration of interest proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

(c)

Any declaration of interest required by Article 75 must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

(d)	Any declaration of interest required by Article 76 must be made before the Company enters into the transaction or arrangement.

(e)

Any declaration of interest required by Article 77 must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

(f)

A declaration in relation to an interest of which the director is not aware, or where the director is not aware of the transaction or arrangement in question, is not required. For this purpose, a director is treated as being aware of matters of which he ought reasonably to be aware.

(g)	Subject to the Statutes, a director need not declare an interest:

(a)	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(b)

if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware) unless a declaration is required by the Law; or

(c)	if, or to the extent that, it concerns terms of his service contract that have been or are to be considered:

(a)	by a meeting of the directors; or

(b)	by a committee of the directors appointed for the purpose under the Articles.

79.	Directors’ interests and voting

(a)	Subject to the Law and to declaring his interest in accordance with Article 75, 76 or 77 (as the case may be) a director may:

(a)

enter into or be interested in any transaction or arrangement with the Company, either with regard to his tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise;

(b)

hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period (subject to the Statutes) and upon such terms as the board may decide and be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board may decide, either in addition to or in lieu of any remuneration under any other provision of these Articles;

(c)	act by himself or his firm in a professional capacity for the Company (except as auditor) and be entitled to remuneration for professional services as if he were not a director;

(d)

be or become a member or director of, or hold any other office or place of profit under, or otherwise be interested in, a holding company or subsidiary of that holding company or any other company in which the Company may be interested. The board may cause the voting rights conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of that other company to be exercised in such manner in all respects as it thinks fit (including the exercise of voting rights in favour of any resolution appointing the directors or any of them as directors or officers of the other company or voting or providing for the payment of any benefit to the directors or officers of the other company); and

(e)

be or become a director of any other company in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of his appointment as a director of that other company.

(b)

A director shall not, by reason of his holding office as director (or of the fiduciary relationship established by holding that office), be liable to account to the Company for any remuneration, profit or other benefit resulting from:

(a)	any relevant situation authorised under Article 74(a); or

(b)	any interest permitted under paragraph (a) above,

and no contract shall be liable to be avoided on the grounds of any director having any type of interest authorised under Article 74(a) or permitted under paragraph (a)(a) above.

(c)

A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned (if not otherwise debarred from voting under this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

(d)

A director shall also not vote (or be counted in the quorum at a meeting) in relation to any resolution relating to any transaction or arrangement or other proposal in which he has an interest which (together with any interest of any connected person of his) is to his knowledge a direct or indirect interest and may reasonably be regarded as likely to give rise to a conflict of interest and, if he purports to do so, his vote shall not be counted, but this prohibition shall not apply and a director may vote (and be counted in the quorum) in respect of any resolution concerning any one or more of the following matters:

(a)	any transaction or arrangement in which he is interested by virtue of an interest in shares, debentures or other securities of the Company or otherwise in or through the Company;

(b)	the giving of any guarantee, security or indemnity in respect of:

(a)	money lent or obligations incurred by him or by any other person at the request of, or for the benefit of, the Company or any of its subsidiaries; or

(b)

a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part (either alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)

(subject to the Statutes) indemnification (including loans made in connection with it) by the Company in relation to the performance of his duties on behalf of the Company or of any of its subsidiaries;

(d)

any issue or offer of shares, debentures or other securities of the Company or any of its subsidiaries in respect of which he is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;

(e)

any transaction or arrangement concerning any other company in which he does not hold directly or indirectly as member, or through his direct or indirect holdings of financial instruments voting rights representing one per cent. or more of any class of shares in the capital of that company;

(f)

any arrangement for the benefit of employees of the Company or any of its subsidiaries which does not accord to him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(g)	the purchase or maintenance of insurance for the benefit of directors or for the benefit of persons including directors.

(e)	In the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has.

(f)

If any question arises at any meeting as to whether an interest of a director (other than the chairman of the meeting) may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any director (other than the chairman of the meeting) to vote in relation to a transaction or arrangement with the Company and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to him, has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by his voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chairman of the meeting, so far as known to him, has not been fairly disclosed.

(g)

Subject to the Statutes, the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any transaction or arrangement not duly authorised by reason of a contravention of this Article.

PROCEEDINGS OF THE BOARD

80.	Board meetings

The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director at any time shall, summon a board meeting.

81.	Notice of board meetings

Notice of a board meeting may be given to a director personally or by word of mouth or given in hard copy form or in electronic form to him at such address as he may from time to time specify for this purpose (or if he does not specify an address, at his last known address). A director may waive notice of any meeting either prospectively or retrospectively. A director will be treated as having waived his entitlement to notice unless he has supplied the Company with the information necessary to ensure that he receives notice of a meeting before it takes place.

82.	Quorum

The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be three. Subject to these Articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the end of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

83.	Chairman or deputy chairman to preside

(a)	The board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

(b)

The chairman, or failing him any deputy chairman (the longest in office taking precedence, if more than one is present), shall, if present and willing, preside at all board meetings but, if no chairman or deputy chairman has been appointed, or if he is not present within fifteen minutes after the time fixed for holding the meeting or is unwilling to act as chairman of the meeting, the directors present shall choose one of their number to act as chairman of the meeting.

84.	Competence of board meetings

A board meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.

85.	Voting

Questions arising at any board meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

86.	Telephone/electronic board meeting

(a)

A board meeting may consist of a conference between directors some or all of whom are in different places provided that each director may participate in the business of the meeting whether directly, by telephone or by any other means (whether electronically or otherwise) which enables him:

(a)	to hear (or otherwise receive real time communications made by) each of the other participating directors addressing the meeting; and

(b)	if he so wishes, to address all of the other participating directors simultaneously (or otherwise communicate in real time with them).

(b)

A quorum is deemed to be present if at least the number of directors required to form a quorum, subject to the provisions of Article 68, may participate in the manner specified above in the business of the meeting.

(c)	A board meeting held in this way is deemed to take place at the place where the chairman of the meeting is physically present, unless the board otherwise determines.

87.	Resolutions without meetings

A resolution which is signed or approved by all the directors entitled to vote on that resolution (and whose vote would have been counted) shall be as valid and effectual as if it had been passed at a board meeting duly called and constituted. The resolution may be contained in one document or communication in electronic form or in several documents or communications in electronic form (in like form), each signed or approved by one or more of the directors concerned. For the purpose of this Article:

(a)	the signature or approval of an alternate director (if any) shall suffice in place of the signature of the director appointing him; and

(b)	the approval of a director or alternate director shall be given in hard copy form or in electronic form.

88.	Validity of acts of directors in spite of formal defect

All acts bona fide done by a meeting of the board, or of a committee, or by any person acting as a director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or of the person so acting, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a director and had continued to be a director or member of the committee and had been entitled to vote.

89.	Minutes

The board shall cause minutes to be made in books kept for the purpose in relation to the following matters (and such minutes shall be kept at the Office or, subject to the Law, some other place for a period of not less than ten years following the date of the relevant matter):

(a)	of all appointments of officers made by the board;

(b)	of the names of all the directors present at each meeting of the board and of any committee; and

(c)	of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the board and of any committee.

SECRETARY

90.	Secretary

The secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it thinks fit, and the board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between him and the Company). The board may appoint one or more deputy or assistant secretaries.

SHARE CERTIFICATES

91.	Issue of certificates

(a)

A person whose name is entered in the register as the holder of any certificated shares shall be entitled (unless the conditions of issue otherwise provide) to receive one certificate for those shares, or one certificate for each class of those shares and, if he transfers part of the shares represented by a certificate in his name, or elects to hold part in uncertificated form, to receive a new certificate for the balance of those shares.

(b)

In the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all.

(c)

A share certificate may be issued under seal (by affixing the seal to, or printing the seal or a representation of it on, the certificate) or executed or authenticated in such manner as the board may from time to time determine, either generally or in any particular case (which may include any signature being applied mechanically or electronically or by any one director in the presence of a witness who attests the signature). A share certificate shall specify the number and class of the shares to which it relates and the amount or respective amounts (if any) unpaid up on the shares. Any certificate so issued shall, as against the Company, be prima facie evidence of the title of the person named in that certificate to the shares comprised in it.

(4)	A share certificate may be given to a member in accordance with the provisions of these Articles on notices.

92.	Charges for and replacement of certificates

(a)	Except as expressly provided to the contrary in these Articles, no fee shall be charged for the issue of a share certificate.

(b)	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate issued.

(c)

If any member surrenders for cancellation a certificate representing shares held by him and requests the Company to issue two or more certificates representing those shares in such proportions as he may specify, the board may, if it thinks fit, comply with the request on payment of such fee (if any) as the board may decide.

(d)

If a certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence, indemnity and security for such indemnity as the board may think fit and on payment of any exceptional expenses of the Company incidental to its investigation of the evidence and preparation of the indemnity and security and, if damaged or defaced, on delivery up of the old certificate.

(e)

In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this Article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.

LIEN ON SHARES

93.	Lien on partly paid shares

(a)

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether or not due) in respect of that share. The lien shall extend to every amount payable in respect of that share.

(b)

The board may at any time either generally or in any particular case declare any share to be wholly or partly exempt from this Article. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company’s lien (if any) on that share.

94.	Enforcement of lien

(a)

The Company may sell any share subject to a lien in such manner as the board may decide if an amount payable on the share is due and is not paid within 14 clear days after a notice has been given to the holder or any person entitled by transmission to the share demanding payment of that amount and giving notice of intention to sell in default.

(b)

To give effect to any sale under this Article, the board may authorise some person to transfer the share sold to, or as directed by, the purchaser. The purchaser shall not be bound to see to the application of the purchase money nor shall the title of the new holder to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale.

(c)

The net proceeds of the sale, after payment of the costs, shall be applied in or towards satisfaction of the amount due and any residue shall (subject to a like lien for any amounts not presently due as existed on the share before the sale), on surrender of the certificate for the shares sold, be paid to the holder or person entitled by transmission to the share immediately before the sale.

CALLS ON SHARES

95.	Calls

(a)

Subject to the terms of allotment, the board may make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal amount or premium) and each member shall (subject to his receiving at least 14 clear days’ notice in writing specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares together with any interest pursuant to Article 96. A call may be revoked or postponed as the board may decide.

(b)	Any call may be made payable in one sum or by instalments and shall be deemed to be made at the time when the resolution of the board authorising that call is passed.

(c)	A person on whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

(d)	The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of that share.

96.	Interest on calls

If a call is not paid before or on the due date for payment, the person from whom it is due shall pay interest on the amount unpaid, from the due date for payment to the date of actual payment, at such rate as the board may decide, but the board may waive payment of the interest, wholly or in part.

97.	Sums treated as calls

A sum which by the terms of allotment of a share is payable on allotment, or at a fixed time, or by instalments at fixed times, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, these Articles shall apply as if that sum had become payable by virtue of a call.

98.	Power to differentiate

On any issue of shares the board may make arrangements for a difference between the allottees or holders of the shares in the amounts and times of payment of calls on their shares.

99.	Payment of calls in advance

The board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the board and the member paying the sum in advance.

FORFEITURE OF SHARES

100.	Notice of unpaid calls

(a)

If the whole or any part of any call or instalment remains unpaid on any share after the due date for payment, the board may serve a written notice on the holder requiring him to pay so much of the call or instalment as remains unpaid, together with any accrued interest.

(b)

The notice shall state a further day, being not less than 14 clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

(c)	The board may accept a surrender of any share liable to be forfeited.

101.	Forfeiture on non-compliance with notice

(a)

If the requirements of a notice given under the preceding Article are not complied with, any share in respect of which it was given may (before the payment required by the notice is made) be forfeited by a resolution of the board. The forfeiture shall include all dividends and other distributions declared and other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

(b)

If a share is forfeited, notice of the forfeiture shall be given to the person who was the holder of the share or (as the case may be) the person entitled to the share by transmission, and an entry that notice of the forfeiture has been given, with the relevant date, shall be made in the register; but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.

102.	Power to annul forfeiture or surrender

The board may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due on or incurred in respect of the share and on such further conditions (if any) as it thinks fit.

103.	Disposal of forfeited or surrendered shares

(a)

Every share which is forfeited or surrendered shall become the property of the Company and (subject to the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the board shall decide either to the person who was before the forfeiture the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The board may for the purposes of a disposal authorise some person to transfer the forfeited or surrendered share to, or in accordance with the directions of, any person to whom the same has been disposed of.

(b)

A statutory declaration or an affidavit by a director or the secretary that a share has been forfeited or surrendered on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it and shall (subject to the execution of any necessary transfer) constitute a good title to the share. The person to whom the share has been disposed of shall not be bound to see to the application of the consideration for the disposal (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings connected with the forfeiture, surrender, sale, re-allotment or disposal of the share.

104.	Arrears to be paid notwithstanding forfeiture or surrender

A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered share and shall surrender to the Company for cancellation any certificate for the share forfeited or surrendered, but shall remain liable (unless payment is waived in whole or in part by the board) to pay to the Company all moneys payable by him on or in respect of that share at the time of forfeiture or surrender, together with interest from the time of forfeiture or surrender until payment at such rate as the board shall decide, in the same manner as if the share had not been forfeited or surrendered. He shall also be liable to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender. No deduction or allowance shall be made for the value of the share at the time of forfeiture or surrender or for any consideration received on its disposal.

SEAL

105.	Seal

(a)	The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the board.

(b)	The board shall provide for the safe custody of every seal of the Company.

(c)

A seal shall be used only by the authority of the board or a duly authorised committee but that authority may consist of an instruction or approval given in hard copy form or in electronic form by a majority of the directors or of the members of a duly authorised committee.

(d)

The board may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by mechanical means.

(e)	Unless otherwise decided by the board:

(a)	certificates for shares, debentures or other securities of the Company issued under seal need not be signed; and

(b)

every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors or by one director in the presence of a witness who attests the signature.

DIVIDENDS AND DISTRIBUTIONS

106.	Distributions

(a)	The board may authorise and pay distributions at any time in accordance with the Statutes.

(b)

In addition to the powers conferred on the board by paragraph (1), subject to the provisions of the Statutes and these Articles, a distribution may be declared and paid as a dividend. A distribution declared and paid in accordance with the provisions of Articles 107 or 108 and identified as a dividend shall be a dividend.

107.	Declaration of dividends by the Company

Subject to the provisions of the Law, the Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights and interests, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the board.

108.	Fixed and interim dividends

Subject to the provisions of the Law, the board may pay such interim dividends as appear to the board to be justified by the financial position of the Company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the Company, in the opinion of the board, justifies its payment. If the board acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss such holders may suffer in consequence of the lawful payment of an interim dividend on any shares having non-preferred or deferred rights.

109.	Calculation and currency of distributions

(a)	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)

all distributions shall be declared, apportioned and paid pro rata according to the number of shares held by each member save that, where a share is not fully paid, distributions shall be declared, apportioned and paid on that share in the same proportion as the amount paid up on that share bears to the aggregate issue price of that share during the portion or portions of the period in respect of which the distribution is paid (and for these purposes no amount paid up on a share in advance of a call shall be treated as paid up on that share);

(b)	any amount paid by the Company by way of distribution will be deemed to include any amount that the Company may be compelled by law to withhold or deduct; and

(c)	distributions may be declared or paid in any currency.

(b)

The board may agree with any member that distributions which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

110.	Method of payment

(a)	The Company may pay any distribution or other sum payable in respect of a share:

(a)

by cheque or distribution warrant payable to the holder (or, in the case of joint holders, the holder whose name stands first in the register in respect of the relevant share) or to such other person as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(b)

by a bank or other funds transfer system or by such other electronic means (including, in the case of an uncertificated share, a relevant system) to such account as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(c)	in such other way as may be agreed between the Company and the holder (or, in the case of joint holders, all such holders).

(b)

Any such cheque or distribution warrant may be sent by post to the registered address of the holder (or, in the case of joint holders, to the registered address of that person whose name stands first in the register in respect of the relevant share) or to such other address as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose.

(c)

Every cheque or warrant is sent, and payment in any other way is made, at the risk of the person or persons entitled to it and the Company will not be responsible for any sum lost or delayed when it has sent or transmitted the sum in accordance with these Articles. Clearance of a cheque or warrant or transmission of funds through a bank or other funds transfer system or by such other electronic means as is permitted by these Articles shall be a good discharge to the Company.

(d)	Any joint holder or other person jointly entitled to any share may give an effective receipt for any distribution or other sum paid in respect of the share.

(e)

Any distribution or other sum payable in respect of any share may be paid to a person or persons entitled by transmission to that share as if he or they were the holder or joint holders of that share and his address (or the address of the first named of two or more persons jointly entitled) noted in the register were the registered address.

111.	Distributions not to bear interest

No distribution or other moneys payable by the Company on or in respect of any share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

112.	Calls or debts or amounts required by law may be deducted from distributions

The board may deduct from any distribution or other moneys payable to any person (either alone or jointly with another) on or in respect of a share all such sums as may be due from him (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

113.	Unclaimed distributions etc

All unclaimed distributions, interest or other sums payable may be invested or otherwise made use of by the board for the benefit of the Company until claimed. All distributions unclaimed for a period of 12 years after having become due for payment shall be forfeited and cease to remain owing by the Company. The payment of any unclaimed distribution, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.

114.	Uncashed distributions

If:

(a)

a payment for a distribution or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these Articles is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person; or

(b)	such a payment is left uncashed or returned to the Company on two consecutive occasions,

the Company shall not be obliged to send any distributions or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

115.	Distributions in specie

(a)

With the authority of an ordinary resolution of the Company and on the recommendation of the board, payment of any distribution may be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company.

(b)

Where any difficulty arises with the distribution, the board may settle the difficulty as it thinks fit and, in particular, may issue fractional certificates (or ignore fractions), fix the value for distribution of the specific assets or any part of them, determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution and vest any of the specific assets in trustees on such trusts for the persons entitled to the dividend as the board may think fit.

CAPITALISATION OF RESERVES

116.	Authority to capitalise

(a)	Subject to the Articles, the members may, on the recommendation of the directors, resolve to capitalise:

(a)	any profits of the Company which are not required for paying a preferential dividend or a dividend payable at a fixed rate; or

(b)	any sum standing to the credit of the Company’s share premium account, capital redemption reserve or other reserve.

(b)

The resolution passed under paragraph 116(a) (the capitalisation resolution) may be passed as an ordinary resolution unless it proposes to capitalise any sum standing to the credit of the capital redemption reserve, in which case it must be passed as a special resolution.

(c)

The directors may appropriate any sum which the Company has resolved to capitalise (a capitalised sum) to the members who would have been entitled to it if it were applied in paying a dividend or distribution (the entitled members) and in the same proportions.

117.	Application of capitalised sums

(a)	A capitalised sum may be applied in paying up:

(a)	unissued shares at par or at such premium as the capitalisation resolution may provide; or

(b)	new debentures of the Company,

which are then issued credited as fully paid to the entitled members.

(b)	Any share premium account, capital redemption reserve or unrealised profits of the Company may not be applied in paying up any debentures of the Company.

(c)	Subject to the Articles, the directors may:

(a)	apply capitalised sums in accordance with paragraphs (a)(a) and (a)(b) above or partly in one way and partly in another;

(b)

make any arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article (including the issuing of fractional certificates or the making of cash payments); and

(c)

authorise any person to enter into an agreement with the Company on behalf of all the entitled members which is binding on them in respect of the allotment of shares and debentures to them under this Article.

118.	Capitalisation of reserves—employee share schemes

(a)	This Article (which is without prejudice to the generality of the provisions of Articles 7, 116 and 117) applies where, pursuant to an employee share scheme:

(a)	a person is granted a right to acquire shares in the Company for no payment or at a price less than their nominal value; or

(b)	the terms on which any person is entitled to acquire shares in the Company are adjusted so that the price payable to acquire them is less than their nominal value,

and the relevant shares are to be subscribed.

(b)	In any such case the board:

(a)

may, subject to the provisions of Articles 116 and 117, but without requiring any authority of the Company in general meeting, at any time transfer to a reserve account a sum (the reserve amount) which is equal to the amount required to pay up the nominal value of the shares in full, after taking into account the amount (if any) payable by the person from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(b)	(subject to paragraph (d) below) will not apply the reserve amount for any purpose other than paying up the nominal value on the allotment of the relevant shares.

(c)

Whenever the Company allots shares to a person pursuant to such a right described in paragraph (a) above, the board may (subject to the Statutes) appropriate to capital the amount of the reserve amount necessary to pay up the nominal value of those shares in full, after taking into account the amount (if any) payable by the person, apply that amount in paying up the nominal value of those shares in full and allot those shares credited as fully paid to the person entitled to them.

(d)

If any person ceases to be entitled to acquire shares as described in paragraph (a) above, the restrictions on the reserve amount will cease to apply in relation to the part of that amount (if any) applicable to those shares.

119.	Capitalisation of reserves – shares allotted for less than nominal value

(a)	This Article (which is without prejudice to the generality of the provisions of Articles 7, 116, and 117) applies where the board allots a share as fully paid at a price less than its nominal value.

(b)	In any such case the board may, without requiring any authority of the Company in general meeting, at any time:

(a)	transfer to a reserve account a sum which is equal to the difference between the amount agreed to be paid up on that share and that share’s nominal value;

(b)

upon issue of that share, appropriate to the Company’s nominal capital account from such reserve account or any other account of the Company (other than an account prohibited by the Law to be used for such purposes) a sum equal to the difference between the amount agreed to be paid up on that share and that share’s nominal value; and/or

(c)

credit to the Company’s nominal capital account the amount paid up on such share without appropriating to the Company’s nominal capital account the difference between the amount agreed to be paid up on that share and that share’s nominal value.

RECORD DATES

120.	Fixing of record dates

(a)

Notwithstanding any other provision of these Articles, but without prejudice to any rights attached to any shares, the Company or the board may fix a date as the record date by reference to which a dividend or other distribution will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

(b)

In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

ACCOUNTS

121.	Accounting records

(a)	The board shall cause accounting records of the Company to be kept in accordance with the Statutes.

(b)	No member (as such) shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the board or by any ordinary resolution of the Company.

COMMUNICATIONS

122.	Communications to the Company

(a)

Subject to the Statutes and except where otherwise expressly stated in these Articles, any document or information to be sent or supplied to the Company (whether or not such document or information is required or authorised under the Statutes) shall be in hard copy form or, subject to paragraph (b), be sent or supplied in electronic form or by means of a website.

(b)

Subject to the Statutes, a document or information may be given to the Company in electronic form only if it is given in such form and manner and to such address as may have been specified by the board from time to time for the receipt of documents in electronic form. The board may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such document or information given to it in electronic form.

(c)	A communication sent to the Company by electronic means shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

123.	Communications by the Company

(a)

A document or information may be sent or supplied in hard copy form by the Company to any member either personally or by sending or supplying it by post addressed to the member at his registered address or by leaving it at that address.

(b)

Subject to the Statutes, a document or information may be sent or supplied by the Company in electronic form to any member who has agreed (generally or specifically and whether prior to or after the adoption of these Articles) that a document or information may be sent or supplied in electronic form and has not revoked that agreement. Where a document or information is sent or supplied by electronic means, it may only be sent or supplied to an address specified for that purpose by the member (which includes any address specified by a member prior to the adoption of these Articles).

(c)

A document or information may be sent or supplied by the Company to a member by being made available on a website if the member has agreed (generally or specifically), or pursuant to paragraph (g) below is deemed to have agreed, that documents or information can be sent or supplied to the member in that form and has not revoked such agreement.

(d)

A document or information sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient: (i) to read it, and (ii) to retain a copy of it. For this purpose, a document or information can be read only if: (i) it can be read with the naked eye, or (ii) to the extent that it consists of images (for example photographs) it can be seen with the naked eye.

(e)

If a document or information is sent or supplied by means of a website, the Company must notify the intended recipient of: (i) the presence of the document or information on the website, (ii) the address of the website, (iii) the place on the website where it may be accessed, and (iv) how to access the document or information.

(f)

Any document or information made available on a website will be maintained on the website for the period of 28 days beginning with the date on which notification is given under paragraph (e) above, or such shorter period as may be decided by the board. A failure to make a document or information available on a website throughout the period mentioned in this paragraph (f) shall be disregarded if: (i) it is made available on the website for part of that period, and (ii) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable for the Company to prevent or avoid.

(g)

If a member has been asked individually by the Company to agree that the Company may send or supply documents or information generally or specific documents or information to the member by means of a website and the Company does not receive a response within a period of 28 days beginning with the date on which the Company’s request was sent (or such longer period as the board may specify), such member will be deemed to have agreed to receive such documents or information by means of a website in accordance with paragraph (c) above (save in respect of any documents or information as may be required to be sent in hard copy form pursuant to the Law). A member can revoke any such deemed election in accordance with paragraph (h) below.

(h)

Any amendment or revocation of a notification given to the Company or agreement (or deemed agreement) under this Article shall only take effect if in writing, signed (or authenticated by electronic means) by the member and on actual receipt by the Company thereof.

(i)

Where these Articles require or permit a document to be authenticated by a person by electronic means, to be valid it must incorporate the electronic signature or personal identification details of that person, in such form as the directors may approve, or be accompanied by such other evidence as the directors may require to satisfy themselves that the document is genuine.

(j)

In the case of joint holders of a share, any document or information sent or supplied by the Company in any manner permitted by these Articles to the joint holder who is named first in the register in respect of the joint holding shall be deemed to be given to all other holders of the share.

(k)	A member whose registered address is not within Jersey or the United Kingdom shall not be entitled to receive any notice from the Company unless:

(a)	the Company is able, in accordance with the Statutes, to send notice to him by electronic means; or

(b)	he gives to the Company a postal address within Jersey or the United Kingdom at which notices may be given to him.

(l)

If on two consecutive occasions any documents or information have been sent to any member at his registered address but, through no fault of the Company, have been undelivered, such member shall not from then on be entitled to receive documents or other information from the Company until he has notified to the Company in writing a new address within Jersey or the United Kingdom to be either his registered address or his address at which notices may be given to him.

124.	Communication by advertisement

If at any time by reason of the suspension or curtailment of postal services within Jersey or the United Kingdom the Company is unable effectively to convene a general meeting, the Company may convene a general meeting by:

(a)	a notice advertised on its website and in at least one newspaper with a national circulation in the United Kingdom; and

(b)	by giving notice by electronic means to those members to whom, in accordance with the Statutes, the Company is able to give notice by electronic means.

In any such case the Company shall send confirmatory copies of the notice (or, as the case may be, the notification of the website notice) by post to those members to whom notice (or notification) cannot be given by electronic means if at least six clear days before the meeting the posting of notices (and notifications) to addresses throughout Jersey or the United Kingdom again becomes practicable.

125.	When communication is deemed received

(a)	Any document or information:

(a)	if sent by first class post, shall be deemed to have been received on the day following that on which the envelope containing it is put into the post;

(b)	if sent by second class post, shall be deemed to have been received on the second day following that on which the envelope containing it is put into the post; or

(c)	if sent by courier, shall be deemed to have been received on the day following that on which the envelope containing it is delivered by the Company to the courier company,

and in proving that a document or information has been received it shall be sufficient to prove that the letter, envelope or wrapper containing the document or information was properly addressed and, in the case of an item sent by post, prepaid and put into the post, and, in the case of an item sent by courier, delivered by the Company to the courier company.

(b)

Any document or information not sent by post but left at a registered address or address at which a document or information may be received shall be deemed to have been received on the day it was so left.

(c)

Any document or information, if sent or supplied by electronic means shall be deemed to have been received on the day on which the document or information was sent or supplied by or on behalf of the Company. In the case of any document or information sent or supplied by the Company by means of a relevant system, that document or information shall be deemed to have been received when the Company or any sponsoring system-participant acting on its behalf sends the issuer’s instruction relating to the document or other information.

(d)

If the Company receives a delivery failure notification following a communication by electronic means in accordance with paragraph (c) above, the Company shall send or supply the document or information in hard copy or electronic form (but not by electronic means) to the member either personally or by post addressed to the member at his registered address or by leaving it at that address. This shall not affect when the document or information was deemed to be received in accordance with paragraph (c) above.

(e)	Where a document or information is sent or supplied by means of a website, it shall be deemed to have been received:

(a)	when the material was first made available on the website; or

(b)	if later, when the recipient was deemed to have received notice of the fact that the material was available on the website.

(f)

Where, in accordance with Article 123, notice is given by way of website notice and newspaper advertisement, such notice shall be deemed to have been given to each member or person entitled to so receive it at the later of:

(a)	the time the notice is available on the website; and

(b)	12 noon (United Kingdom time) on the day when the advertisement appears (or, if it appears on different days, at 12.00 noon (United Kingdom time) on the first of the days when it appears).

(g)

A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

(h)

Every person who becomes entitled to a share shall be bound by every notice (other than a notice in accordance with Article 23) in respect of that share which before his name is entered in the register was given to the person from whom he derives his title to the share.

(i)

Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

(j)

Any document or other information sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

126.	Record date for communications

(a)

For the purposes of giving notices of meetings, or of sending or supplying other documents or other information, whether under the Statutes, any other applicable law or regulation, a provision in these Articles or any other instrument, the Company may determine that persons entitled to receive such notices, documents or other information are those persons entered on the register at the close of business on a day determined by it.

(b)	The day determined by the Company under paragraph (1) above may not be more than 21 days before the day that the notice of the meeting, document or other information is given.

127.	Communication to person entitled by transmission

Where a person is entitled by transmission to a share, any notice or other communication shall be given to him, as if he were the holder of that share and his address noted in the register were his registered address. In any other case, any notice or other communication given to any member pursuant to these Articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly given in respect of any share registered in the name of that member as sole or joint holder.

UNTRACED MEMBERS

128.	Sale of shares of untraced members

(a)

The Company may sell, in such manner as the board may decide and at the best price it considers to be reasonably obtainable at that time, any share of a member, or any share to which a person is entitled by transmission if:

(a)

during a period of 12 years at least three cash dividends or other distributions have become payable in respect of the share to be sold and have been sent by the Company in accordance with these Articles;

(b)

during that period of 12 years no cash dividend or distribution payable in respect of the share has been claimed, no cheque, warrant, order or other payment for a dividend or distribution has been cashed, no dividend or distribution sent by means of a funds transfer system has been paid and no communication has been received by the Company from the member or the person entitled by transmission to the share;

(c)

on or after the expiry of that period of 12 years the Company has published advertisements both in a national newspaper and in a newspaper circulating in the area in which the last known address of the member or person entitled by transmission to the share or the address at which notices may be given in accordance with these Articles is located, in each case giving notice of its intention to sell the share; and

(d)

during the period of three months following the publication of those advertisements and after that period until the exercise of the power to sell the share, the Company has not received any communication from the member or the person entitled by transmission to the share.

(b)

The Company’s power of sale shall extend to any further share which, on or before the date of publication of the first of any advertisement pursuant to subparagraph (a)(c) above, is issued in right of a share to which paragraph (a) applies (or in right of any share to which this paragraph applies) if the conditions set out in subparagraphs (a)(b) to (a)(d) are satisfied in relation to the further share (but as if the references to a period of 12 years were references to a period beginning on the date of allotment of the further share and ending on the date of publication of the first of the advertisements referred to above).

(c)

To give effect to any sale, the board may authorise some person to transfer the share to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money; nor shall the title of the new holder to the share be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

129.	Application of proceeds of sale

(a)

The Company shall account to the person entitled to the share at the date of sale for a sum equal to the net proceeds of sale and shall be deemed to be his debtor, and not a trustee for him, in respect of them.

(b)

Pending payment of the net proceeds of sale to such person, the proceeds may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the board may from time to time decide.

(c)	No interest shall be payable in respect of the net proceeds and the Company shall not be required to account for any moneys earned on the net proceeds.

DESTRUCTION OF DOCUMENTS

130.	Destruction of documents

(a)	Subject to the Statutes and the provisions of Articles 89 and 121 the board may authorise or arrange the destruction of documents held by the Company as follows:

(a)

at any time after the expiration of ten years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the register;

(b)	at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

(c)	at any time after the expiration of one year from the date of the relevant meeting, all proxy forms;

(d)	at any time after the expiration of two years from the date of recording them, all distribution mandates and notifications of change of address; and

(e)	at any time after the expiration of one year from the date of actual payment, all paid distribution warrants and cheques.

(b)	It shall conclusively be presumed in favour of the Company that:

(a)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

(b)	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(c)	every share certificate so destroyed was a valid certificate duly and properly cancelled;

(d)	every other document mentioned in paragraph (a)(a) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

(e)	every paid distribution warrant and cheque so destroyed was duly paid.

(c)

The provisions of paragraph (b) above shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

(d)

Nothing in this Article shall be construed as imposing on the Company or the board any liability in respect of the destruction of any document earlier than as stated in paragraph (a) above or in any other circumstances in which liability would not attach to the Company or the board in the absence of this Article.

(e)	References in this Article to the destruction of any document include references to its disposal in any manner.

WINDING UP

131.	Winding up

Subject to any particular rights or limitations for the time being attached to any shares, as may be specified in these Articles or upon which such shares may be issued, if the Company is wound up, the assets available for distribution among the members shall be distributed to the members pro rata to the number of shares held by each member at the time of the commencement of the winding up. If any share is not fully paid up, that share shall only carry the right to receive a distribution calculated on the basis of the proportion that the amount paid up on that share bears to the issue price of that share.

132.	Powers to distribute in specie

If the Company is in liquidation, the liquidator may, with the authority of a special resolution of the Company and any other authority required by the Statutes:

(a)

divide among the members in specie the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or

(b)

vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any assets upon which there is any liability.

INDEMNITY AND INSURANCE, ETC

133.	Directors’ indemnity, insurance and defence

As far as the Statutes allow, the Company may:

(a)	indemnify any director of the Company (or of an associated body corporate) against any liability;

(b)

indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme;

(c)	purchase and maintain insurance against any liability for any director referred to in paragraphs (a) or (b) above; and

(d)

provide any director referred to in paragraphs (a) or (b) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).

The powers given by this Article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.

UNSUITABILITY

134.	For purposes of this Article 134, the following definitions apply.

“Affiliate” (and derivatives of such term) with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

“Affiliated Companies” means those partnerships, Companies, limited liability companies, trusts or other entities directly or indirectly Affiliated or under common Ownership or Control with the Company including, without limitation, any subsidiary of the Company, holding company or intermediary company (as those or similar terms are defined under the Gambling Laws of any applicable Gambling Jurisdictions), in each case that is registered or licensed under applicable Gambling Laws.

“Control” (and derivatives of such term) (i) with respect to any Person, shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, (ii) with respect to any Interest, shall mean the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest, and (iii) as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gambling Laws of any applicable Gambling Jurisdictions.

“Equity Interest” means any ordinary share or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company.

“Gambling” or “Gambling Activities” means the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, simulcasting facility, card club or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, inter-casino linked systems and related and associated equipment, supplies and systems.

“Gambling Authorities” means all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gambling within any Gambling Jurisdiction.

“Gambling Jurisdictions” means all jurisdictions, domestic and foreign, and their political subdivisions, in which Gambling Activities are or may be lawfully conducted, including, without limitation, all Gambling Jurisdictions in which the Company or any of its Affiliated Companies currently conducts, or may in the future conduct Gambling Activities.

“Gambling Laws” means all laws, statutes and ordinances pursuant to which any Gambling Authority possesses regulatory, permit and licensing authority over the conduct of Gambling Activities, or the Ownership or Control of an Equity Interest in an entity which conducts Gambling Activities, in any Gambling Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gambling Authorities and all written and unwritten interpretations by the Gambling Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.

“Gambling Licenses” shall mean all licenses, permits, certifications, approvals, orders, authorisations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gambling Authority necessary for or relating to the conduct of Gambling Activities by any Person or the Ownership or Control by any Person of an Interest in an entity that conducts or may in the future conduct Gambling Activities.

“Interest” means the ordinary shares or other securities of an entity or any other interest or financial or other stake therein, including, without limitation, the Equity Interests.

“Own” or “Ownership” (and derivatives of such terms) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (but without regard to any requirement for a security or other Interest to be registered under Section 12 of the Securities Act of 1933, as amended), and (iii) as applicable, the meaning ascribed to the terms “own” or “ownership” (and derivatives of such terms) under the Gambling Laws of the relevant Gambling Jurisdiction.

“Person” means an individual, Company, limited liability company, partnership, association, trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

“Purchase Price” means the fair value of the applicable Equity Interests based on the per share value of such Equity Interests as determined by the board in good faith (it being agreed that in case of ordinary shares or shares conferring special or preferred rights of the Company that are listed on a national securities exchange, such fair value per share shall be the average of the Volume Weighted Average Share Price of such share for the twenty (20) consecutive trading days preceding the date on which the Transfer Notice in respect of such Equity Interests is delivered by the Company to the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable), if such information is available).

“Third-Party Transferees” shall mean one or more third parties designated by the Company (in its sole and absolute discretion) by written notice delivered to an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) to purchase some or all of the Equity Interests to be automatically sold and transferred in accordance with a Transfer Notice.

“Transfer” shall mean the sale and every other method, direct or indirect, of transferring or otherwise disposing of an Interest, or the Ownership, Control or possession thereof, or fixing a lien thereupon, whether absolutely or conditionally, voluntarily or involuntarily, by or without judicial proceedings, as a conveyance, sale, payment, pledge, mortgage, lien, encumbrance, gift, security, or otherwise (including by merger or consolidation).

“Transfer Date” means the date specified in the Transfer Notice as the date on which the Equity Interests Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) are to be automatically sold and transferred to the Company or one or more Third-Party Transferees in accordance with Article 134 or such other date determined by the Company in its sole and absolute discretion.

“Transfer Notice” means that notice of transfer delivered by the Company to an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) if a Gambling Authority so requires the Company, or if the board deems it necessary or advisable, to cause such Unsuitable Person’s or Affiliate’s (as applicable) Equity Interests to be automatically sold and transferred pursuant to this Article 133. Each Transfer Notice shall set forth (i) the Transfer Date, (ii) the number and class/series of Equity Interests to be automatically sold and transferred, (iii) the Purchase Price with respect to each class/series of such Equity Interests, (iv) the place where any certificates for such Equity Interests shall be surrendered, and (v) any other requirements of surrender of the Equity Interests, including how certificates representing such Equity Interests are to be endorsed, if at all.

“Unsuitable Person” means a Person who (i) fails or refuses to file any required application, or has withdrawn or requested the withdrawal of a pending required application, to be found suitable by any Gambling Authority or for any Gambling License, (ii) is denied or disqualified from eligibility for any Gambling License by any Gambling Authority, (iii) is determined by a Gambling Authority to be unsuitable or disqualified to Own or Control any Equity Interests, (iv) is determined by a Gambling Authority to be unsuitable to be Affiliated, associated or involved with a Person engaged in Gambling Activities in any Gambling Jurisdiction, (v) causes any Gambling License of the Company or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gambling Authority, or causes the Company or any Affiliated Company to be threatened by any Gambling Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any Gambling License (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a Gambling Authority is final and non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the board, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any Gambling License held or desired in good faith to be held by the Company or any Affiliated Company or the Company’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any Gambling License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Company or any Affiliated Company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Gambling License of the Company or any Affiliated Company.

(a)	Finding of Unsuitability

(a) The Equity Interests Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person (as applicable) shall be subject to automatic sale and transfer to the Company or one or more Third-Party Transferees as and to the extent required by a Gambling Authority or deemed necessary or advisable by the board in its sole and absolute discretion. If a Gambling Authority requires the Company, or the board deems it necessary or advisable, to cause any such Equity Interests to be automatically sold and transferred, the Company shall deliver a Transfer Notice to the Unsuitable Person or its Affiliate(s) (as applicable) and shall purchase or cause one or more Third-Party Transferees to purchase the number, class and series of Equity Interests specified in the Transfer Notice on the Transfer Date and for the Purchase Price determined in accordance with this Article 134 and set forth in the Transfer Notice. From and after the Transfer Date, such Unsuitable Person or any Affiliate of such Unsuitable Person shall cease to be a member with respect to such Equity Interests, and all rights of such Unsuitable Person or any Affiliate of such Unsuitable Person therein, other than the right to receive the Purchase Price or any other amount pursuant to applicable law or the order of any Gambling Authority, shall cease.

(b) Commencing on the date that a Gambling Authority serves notice of a determination of unsuitability or disqualification of a holder of Equity Interests, or the board otherwise determines that a Person is an Unsuitable Person, and until the Equity Interests Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, the Unsuitable Person and any Affiliates of such Unsuitable Person shall not be entitled: (i) to receive any dividend, payment, distribution or interest with regard to the Equity Interests, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Equity Interests, and such Equity Interests shall not for any purposes be included in the shares of Stock of the Company entitled to vote or (iii) to receive any remuneration that may be due to such Person, accruing after the date of such notice of determination of unsuitability or disqualification by a Gambling Authority, in any form from the Company or any Affiliated Company for services rendered or otherwise.

(c) The closing of the transactions contemplated by subsections (a) and (b) of this Article 133 (the “Closing”) shall take place at the principal office of the Company or via electronic exchange of documents on the Transfer Date. At the Closing: (i) each of the Company and any applicable Third-Party Transferee shall deliver the aggregate applicable Purchase Price for the Equity Interests being purchased by it (x) by wire transfer of immediately available funds to the account specified in writing by the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable), (y) by unsecured promissory note, or (z) by combination of both as required by the applicable Gambling Authority and, if not so required, as the Company may determine in its sole and absolute discretion and (ii) the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) shall deliver to the Company and any applicable Third-Party Transferee such stock powers, assignment instruments and other agreement as are necessary in the judgment of the Company to fully convey all right, title and interest in and to the Equity Interests being purchased by each of the foregoing, free and clear of all liens and other encumbrances (other than restrictions on transfer under these Articles and applicable law and as set forth in any agreement between the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) and the Company) and to evidence the subordination of any promissory note if required by the Company. Such stock powers, assignment instruments and other agreements shall be in a form acceptable to the Company and shall include such representations and warranties (including, without limitation, representations and warranties as to title and ownership of the Equity Interests being sold, authorisation, execution and delivery of relevant documents and the enforceability of such documents), covenants, releases (including, without limitation, a general release of claims and covenant not to sue in favor of the Company or any applicable Third-Party Transferee and each of their respective Affiliates, employees, directors, managers, officers, partners, members and the like with respect to the pre-Closing period) and indemnities as determined by the Company in its sole and absolute discretion. Any promissory note shall contain such terms and conditions as the Company determines necessary or advisable, including without limitation, prepayment at the maker’s option at any time without premium or penalty or subordination provisions. Subject to the forgoing, the principal amount of any promissory note together with any unpaid interest shall be due and payable no earlier than the tenth (10th) anniversary of delivery of such promissory note and interest on the unpaid principal thereof shall be payable annually in arrears at no more than the minimum rate of interest at the time of delivery which can be used without causing additional interest to be imputed pursuant to the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent superseding federal revenue laws. The sale and transfer of the applicable Equity Interests shall be effected automatically at the Closing upon delivery of the Purchase Price in accordance with this Article 134(a)(c) without regard to the provision by the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) of the stock powers, assignment instruments and other agreements described above; provided, however, that the Unsuitable Person or Affiliate of such Unsuitable Person (as applicable) shall continue to have the obligation to the Company and any applicable Third-Party Transferee to provide such stock powers, assignment instruments and other agreements.

(b)	Notices

All notices given by the Company pursuant to this Article 134, including Transfer Notices, shall be in writing and shall be deemed given when delivered by personal service, overnight courier, first-class mail, postage prepaid, addressed to the Person at such Person’s address as it appears on the books and records of the Company.

(c)	Indemnification

Any Unsuitable Person and any Affiliate of an Unsuitable Person that Owns or Controls Equity Interests shall jointly and severally indemnify and hold harmless the Company and its Affiliated Companies for any and all losses, costs and expenses, including attorneys’ fees and expenses, incurred by the Company and its Affiliated Companies as a result of, or arising out of, such Person’s continuing Ownership or Control of Equity Interests, the neglect, refusal or other failure to comply with the provisions of this Article 134, or failure to promptly divest itself of any Equity Interests when and in the specific manner required by the Gambling Laws or this Article 134.

(d)	Injunctive Relief

The Company is entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article 134 and each holder of Equity Interests shall be deemed to have consented to injunctive or other equitable relief and acknowledged, by virtue of acquiring and holding the Equity Interests, that the failure to comply with this Article 134 will expose the Company to irreparable injury for which there is no adequate remedy at law and that the Company is entitled to injunctive or other equitable relief to enforce the provisions of this Article 134.

(e)	Non-Exclusivity of Rights

The right of the Company to purchase or cause to be purchased Equity Interests pursuant to this Article 134 shall not be exclusive of any other rights the Company may have or hereafter acquire under any agreement, provision of these Articles or otherwise. To the extent permitted under applicable Gambling Laws, the Company shall have the right, exercisable in its sole and absolute discretion, to propose that the parties, immediately upon the delivery of the Transfer Notice, enter into an agreement or other arrangement, including, without limitation, a divestiture trust or divestiture plan, which will reduce or terminate an Unsuitable Person’s or its Affiliate’s Ownership or Control of all or a portion of its Equity Interests.

(f)	Further Actions

Nothing contained in this Article 134 shall limit the authority of the Company to take such other action, to the extent permitted by law, as it deems necessary or advisable to protect the Company or its Affiliated Companies from the denial or threatened denial, loss or threatened loss or material delayed issuance or threatened material delayed issuance of any Gambling License of the Company or any of its Affiliated Companies. Without limiting the generality of the foregoing, the Company may conform any provision of this Article 134 to the extent necessary to make such provisions consistent with Gambling Laws. In addition, the Company may, to the extent permitted by law, from time to time establish, modify, amend or rescind articles, regulations, and procedures of the Company not inconsistent with the express provisions of this Article 134 for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article 134. Such procedures and regulations shall be kept on file with the Secretary of the Company, the secretary of its Affiliated Companies and with the transfer agent, if any, of the Company and any Affiliated Companies, and shall be made available for inspection and, upon reasonable request, mailed to any record holder of Equity Interests. The board shall have exclusive authority and power to administer this Article 134 and to exercise all rights and powers specifically granted to the board or the Company, or as may be necessary or advisable in the administration of this Article 134. All such actions which are done or made by the board shall be final, conclusive and binding on the Company and all other Persons; provided, however, the board may delegate all or any portion of its duties and powers under this Article 134 to a committee of the board as it deems necessary or advisable.

(g)	Severability

If any provision or provisions of this Article 134 shall be held to be invalid, illegal or unenforceable as applied to any Person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 134 (including, without limitation, each portion of any sentence of this Article 134 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons or entities and circumstances shall not in any way be affected or impaired thereby. Any Person or entity purchasing or otherwise acquiring any interest in shares of Stock of the Company shall be deemed to have notice of and consented to the provisions of this Article 134.

(h)	Termination and Waivers

Except as may be required by any applicable Gambling Law or Gambling Authority, the Company may waive any of its rights or any restrictions contained in this Article 134 in any instance in which and to the extent the Company determines that a waiver would be in the best interests of the Company. Except as required by a Gambling Authority, nothing in this Article 134 shall be deemed or construed to require the Company to purchase or caused to be purchased any Equity Interests Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.

(i)	Legend

The restrictions set forth in this Article 134 shall be noted conspicuously on any certificate evidencing Equity Interests in accordance with the requirements of the Statutes and any applicable Gambling Laws.

(j)	Compliance with Gambling Laws

All Equity Interests shall be held subject to the restrictions and requirements of all applicable Gambling Laws. All Persons Owning or Controlling Equity Interests shall comply with all applicable Gambling Laws, including any provisions of such Gambling Laws that require such Person to file applications for Gambling Licenses with, and provide information to, the applicable Gambling Authorities. Any Transfer of Equity Interests may be subject to the prior approval of the Gambling Authorities and/or the Company, and any purported Transfer thereof in violation of such requirements shall be void ab initio. These Articles shall be generally subject to the provisions of the applicable Gambling Laws and the rules and regulations promulgated thereunder by the applicable Gambling Authorities in each applicable Gambling Jurisdiction.

(k)	Notification of Ownership

Any Person who Owns or Controls five percent (5%) or more of any class or series of the Company’s Equity Interests shall promptly notify the Company of such fact. In addition, any Person who Owns or Controls any shares of any class or series of the Company’s Equity Interests may be required by Gambling Laws to (i) provide to the Gambling Authorities in each Gambling Jurisdiction in which the Company or any subsidiary thereof either conducts Gambling or has a pending application for a Gambling License all information regarding such Person as may be requested or required by such Gambling Authorities and (ii) respond to written or oral questions or inquiries from any such Gambling Authorities. Any Person who Owns or Controls any shares of any class or series of the Company’s Equity Interests, by virtue of such Ownership or Control, consents to the performance of any personal background investigation that may be required by any Gambling Authorities.